                                                                    EXHIBIT 10.2

================================================================================

                             GENESEE & WYOMING INC.

                  $75,000,000 4.85% Series 2004-A Senior Notes,
                              due November 1, 2011

                                ----------------

                             NOTE PURCHASE AGREEMENT

                                ----------------

                          DATED AS OF NOVEMBER 12, 2004

================================================================================

                                TABLE OF CONTENTS

SECTION                                            HEADING                                                     PAGE
SECTION 1.             AUTHORIZATION OF NOTES; DESCRIPTION OF NOTES.........................................     1

SECTION 2.             SALE AND PURCHASE OF NOTES...........................................................     1
       Section 2.1.    Series 2004-A Notes..................................................................     1
       Section 2.2.    Additional Series of Notes...........................................................     2
       Section 2.3.    Subsidiary Guaranty..................................................................     3

SECTION 3.             CLOSING..............................................................................     4

SECTION 4.             CONDITIONS TO CLOSING................................................................     4
       Section 4.1.    Representations and Warranties.......................................................     5
       Section 4.2.    Performance; No Default..............................................................     5
       Section 4.3.    Compliance Certificates..............................................................     5
       Section 4.4.    Opinions of Counsel..................................................................     5
       Section 4.5.    Purchase Permitted by Applicable Law, Etc............................................     6
       Section 4.6.    Related Transactions.................................................................     6
       Section 4.7.    Payment of Special Counsel Fees......................................................     6
       Section 4.8.    Private Placement Number.............................................................     6
       Section 4.9.    Changes in Corporate Structure.......................................................     6
       Section 4.10.   Subsidiary Guaranty..................................................................     7
       Section 4.11.   Proceedings and Documents............................................................     7
       Section 4.12.   Funding Instructions.................................................................     7
       Section 4.13.   Bank Credit Agreement................................................................     7

SECTION 5.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................     7

       Section 5.1.    Organization; Power and Authority....................................................     7
       Section 5.2.    Authorization, Etc...................................................................     7
       Section 5.3.    Disclosure...........................................................................     8
       Section 5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates.....................     8
       Section 5.5.    Financial Statements.................................................................     9
       Section 5.6.    Compliance with Laws, Other Instruments, Etc.........................................     9
       Section 5.7.    Governmental Authorizations, Etc.....................................................     9
       Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders............................     9
       Section 5.9.    Taxes................................................................................    10
       Section 5.10.   Title to Property; Leases............................................................    10
       Section 5.11.   Licenses, Permits, Etc...............................................................    10
       Section 5.12.   Compliance with ERISA................................................................    11
       Section 5.13.   Private Offering by the Company......................................................    11

       Section 5.14.   Use of Proceeds; Margin Regulations..................................................    12
       Section 5.15.   Existing Debt; Future Liens..........................................................    12
       Section 5.16.   Foreign Assets Control Regulations, Etc..............................................    12
       Section 5.17.   Status under Certain Statutes........................................................    13
       Section 5.18.   Environmental Matters................................................................    13
       Section 5.19.   Notes Rank Pari Passu................................................................    13

SECTION 6.             REPRESENTATIONS OF THE PURCHASER.....................................................    13

       Section 6.1.    Purchase for Investment..............................................................    13
       Section 6.2.    Accredited Investor..................................................................    14
       Section 6.3.    Source of Funds......................................................................    14

SECTION 7.             INFORMATION AS TO COMPANY............................................................    15

       Section 7.1.    Financial and Business Information...................................................    15
       Section 7.2.    Officer's Certificate................................................................    18
       Section 7.3.    Inspection...........................................................................    18

SECTION 8.             PAYMENT OF THE NOTES.................................................................    19

       Section 8.1.    Required Prepayments.................................................................    19
       Section 8.2.    Optional Prepayments with Make-Whole Amount..........................................    19
       Section 8.3.    Allocation of Partial Prepayments....................................................    19
       Section 8.4.    Maturity; Surrender, Etc.............................................................    19
       Section 8.5.    Purchase of Notes....................................................................    20
       Section 8.6.    Make-Whole Amount for the Series 2004-A Notes........................................    20

SECTION 9.             AFFIRMATIVE COVENANTS................................................................    21

       Section 9.1.    Compliance with Law..................................................................    21
       Section 9.2.    Insurance............................................................................    22
       Section 9.3.    Maintenance of Properties............................................................    22
       Section 9.4.    Payment of Taxes and Claims..........................................................    22
       Section 9.5.    Corporate Existence, Etc.............................................................    22
       Section 9.6.    Designation of Subsidiaries..........................................................    22
       Section 9.7.    Notes to Rank Pari Passu.............................................................    23
       Section 9.8.    Additional Subsidiary Guarantors.....................................................    23

SECTION 10.            NEGATIVE COVENANTS...................................................................    24

       Section 10.1.   Consolidated Debt to Consolidated Total Capitalization...............................    24
       Section 10.2.   Priority Debt........................................................................    24
       Section 10.3.   Fixed Charges Coverage Ratio.........................................................    24
       Section 10.4.   Limitation on Liens..................................................................    24
       Section 10.5.   Sales of Asset.......................................................................    26
       Section 10.6.   Merger and Consolidation.............................................................    27
       Section 10.7.   Transactions with Affiliates.........................................................    28
       Section 10.8.   Nature of Business...................................................................    28

SECTION 11.            EVENTS OF DEFAULT....................................................................    28

SECTION 12.            REMEDIES ON DEFAULT, ETC.............................................................    31

       Section 12.1.   Acceleration.........................................................................    31
       Section 12.2.   Other Remedies.......................................................................    31
       Section 12.3.   Rescission...........................................................................    31
       Section 12.4.   No Waivers or Election of Remedies, Expenses, Etc....................................    32

SECTION 13.            REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES........................................    32

       Section 13.1.   Registration of Notes................................................................    32
       Section 13.2.   Transfer and Exchange of Notes.......................................................    32
       Section 13.3.   Replacement of Notes.................................................................    33

SECTION 14.            PAYMENTS ON NOTES....................................................................    33

       Section 14.1.   Place of Payment.....................................................................    33
       Section 14.2.   Home Office Payment..................................................................    34

SECTION 15.            EXPENSES, ETC........................................................................    34

       Section 15.1.   Transaction Expenses.................................................................    34
       Section 15.2.   Survival.............................................................................    35

SECTION 16.            SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.........................    35

SECTION 17.            AMENDMENT AND WAIVER.................................................................    35

       Section 17.1.   Requirements.........................................................................    35
       Section 17.2.   Solicitation of Holders of Notes.....................................................    36
       Section 17.3.   Binding Effect, Etc..................................................................    36
       Section 17.4.   Notes Held by Company, Etc...........................................................    36

SECTION 18.            NOTICES..............................................................................    36

SECTION 19.            REPRODUCTION OF DOCUMENTS............................................................    37

SECTION 20.            CONFIDENTIAL INFORMATION.............................................................    37

SECTION 21.            SUBSTITUTION OF PURCHASER............................................................    39

SECTION 22.            MISCELLANEOUS........................................................................    39

       Section 22.1.   Successors and Assigns...............................................................    39
       Section 22.2.   Payments Due on Non-Business Days....................................................    39

       Section 22.3.   Severability.........................................................................    39
       Section 22.4.   Construction.........................................................................    40
       Section 22.5.   Counterparts.........................................................................    40
       Section 22.6.   Governing Law.........................................................................   40

SCHEDULE A           --   INFORMATION RELATING TO PURCHASERS

SCHEDULE B           --   DEFINED TERMS

SCHEDULE 4.9         --   Changes in Corporate Structure

SCHEDULE 5.4         --   Subsidiaries of the Company, Ownership of Subsidiary Stock

SCHEDULE 5.5         --   Financial Statements

SCHEDULE 5.11        --   Licenses, Permits, Etc.

SCHEDULE 5.15        --   Existing Debt

SCHEDULE 10.4        --   Existing Liens

SCHEDULE 10.7        --   Affiliate Transactions

EXHIBIT 1            --   Form of 4.85% Series 2004-A Senior Notes, due November 1, 2011

EXHIBIT 2.3          --   Form of Subsidiary Guaranty

EXHIBIT 4.4(a)       --   Form of Opinion of General Counsel to the Company

EXHIBIT 4.4(b)       --   Form of Opinion of Special Counsel to the Company

EXHIBIT 4.4(c)       --   Form of Opinion of Special Counsel to the Purchasers

EXHIBIT S            --   Form of Supplement to Note Purchase Agreement

                             GENESEE & WYOMING INC.
                               66 FIELD POINT ROAD
                          GREENWICH, CONNECTICUT 06830

                  $75,000,000 4.85% SERIES 2004-A SENIOR NOTES,
                              DUE NOVEMBER 1, 2011

                                                                     Dated as of
                                                               November 12, 2004

TO THE PURCHASERS LISTED IN
      THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

      GENESEE & WYOMING INC., a Delaware corporation (the "Company"), agrees with the Purchasers listed in the attached SCHEDULE A (the "Purchasers") to this Note Purchase Agreement (this "Agreement") as follows:

SECTION 1. AUTHORIZATION OF NOTES; DESCRIPTION OF NOTES.

      The Company will authorize the issue and sale of the following Senior
Notes:

                                        Aggregate Principal
    Issue               Series                 Amount                 Interest Rate             Maturity Date
------------        -------------       -------------------           -------------            ----------------
Senior Notes        Series 2004-A            $75,000,000                  4.85%                November 1, 2011

      The Senior Notes described above (the "Series 2004-A Notes") together with each Series of Additional Notes which may from time to time be issued pursuant to the provisions of SECTION 2.2 are collectively referred to as the "Notes" (such term shall also include any such notes issued in substitution therefor pursuant to SECTION 13 of this Agreement). The Series 2004-A Notes shall be substantially in the form set out in EXHIBIT 1, with such changes therefrom, if any, as may be approved by the Purchasers and the Company. Certain capitalized terms used in this Agreement are defined in SCHEDULE B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2. SALE AND PURCHASE OF NOTES.

      Section 2.1. Series 2004-A Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in SECTION 3, the Series 2004-A Notes in the principal amount specified opposite such Purchaser's name in SCHEDULE A at the purchase price of 100% of the principal amount thereof. The obligations of each Purchaser hereunder are several and not joint obligations and each Purchaser shall have no obligation and no liability to any Person for the performance or nonperformance by any other Purchaser hereunder.

      Section 2.2. Additional Series of Notes. The Company may, from time to time, in its sole discretion but subject to the terms hereof, issue and sell one or more additional Series of its senior unsecured promissory notes under the provisions of this Agreement pursuant to a supplement (a "Supplement") substantially in the form of EXHIBIT S. Each additional Series of Notes (the "Additional Notes") issued pursuant to a Supplement shall be subject to the following terms and conditions:

            (i) each Series of Additional Notes, when so issued, shall be differentiated from all previous Series by sequential alphabetical designation inscribed thereon;

            (ii) Additional Notes of the same Series may consist of more than one different and separate tranches and may differ with respect to outstanding principal amounts, maturity dates, interest rates and premiums, if any, and price and terms of redemption or payment prior to maturity, but all such different and separate tranches of the same Series shall vote as a single class and constitute one Series;

            (iii) each Series of Additional Notes shall be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, be subject to such mandatory and optional prepayment on the dates and at the premiums, if any, have such additional or different conditions precedent to closing, such representations and warranties and such additional covenants as shall be specified in the Supplement under which such Additional Notes are issued and upon execution of any such Supplement, this Agreement shall be amended (a) to reflect such additional covenants without further action on the part of the holders of the Notes outstanding under this Agreement, provided, that any such additional covenants shall inure to the benefit of all holders of Notes so long as any Additional Notes issued pursuant to such Supplement remain outstanding, and (b) to reflect such representations and warranties as are contained in such Supplement for the benefit of the holders of such Additional Notes in accordance with the provisions of SECTION 16;

            (iv) each Series of Additional Notes issued under this Agreement shall be in substantially the form of EXHIBIT 1 to EXHIBIT S hereto with such variations, omissions and insertions as are necessary or permitted hereunder;

            (v) the minimum principal amount of any Note issued under a Supplement shall be $100,000, except as may be necessary to evidence the outstanding amount of any Note originally issued in a denomination of $100,000 or more;

            (vi) all Additional Notes shall constitute Senior Debt of the Company and shall rank pari passu with all other outstanding Notes; and

            (vii) no Additional Notes shall be issued hereunder if at the time of issuance thereof and after giving effect to the application of the proceeds thereof, any Default or Event of Default shall have occurred and be continuing.

      The obligations of the Additional Purchasers to purchase any Additional Notes shall be subject to the following conditions precedent, in addition to the conditions specified in the Supplement pursuant to which such Additional Notes may be issued:

            (a) Compliance Certificate. A duly authorized Senior Financial Officer of the Company shall execute and deliver to each Additional Purchaser and each holder of Notes an Officer's Certificate of the Company dated the date of issue of such Series of Additional Notes stating that such officer has reviewed the provisions of this Agreement (including any Supplements hereto) and setting forth the information and computations (in sufficient detail) required in order to establish whether after giving effect to the issuance of the Additional Notes and after giving effect to the application of the proceeds thereof, the Company is in compliance with the requirements of SECTIONS 10.1 through 10.5, inclusive, on such date (based upon the financial statements for the most recent fiscal quarter ended prior to the date of such certificate).

            (b) Execution and Delivery of Supplement. The Company and each such Additional Purchaser shall execute and deliver a Supplement substantially in the form of EXHIBIT S hereto.

            (c) Representations of Additional Purchasers. Each Additional Purchaser shall have confirmed in the Supplement that the representations set forth in SECTION 6 hereof are true with respect to such Additional Purchaser on and as of the date of issue of the Additional Notes.

            (d) Execution and Delivery of Guaranty Ratification. Provided a Collateral Release shall not have occurred, each Subsidiary Guarantor shall execute and deliver a Guaranty Ratification in the form attached to the Subsidiary Guaranty.

      Section 2.3. Subsidiary Guaranty. (a) The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement will be absolutely and unconditionally guaranteed by the Subsidiary Guarantors pursuant to the Subsidiary Guaranty Agreement dated as of even date herewith, which shall be substantially in the form of EXHIBIT 2.3 attached hereto, and otherwise in accordance with the provisions of SECTION 9.8 hereof (the "Subsidiary Guaranty").

      (b) The holders of the Notes agree to discharge and release any Subsidiary Guarantor from the Subsidiary Guaranty upon the written request of the Company, provided that (i) such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under the Subsidiary Guaranty) as an obligor and guarantor under and in respect of the Bank Credit Agreement and all other Debt of the Company that ranks pari passu with the Notes and the Company so certifies to the holders of the Notes in a certificate of a Responsible Officer, (ii) at the time of such release and discharge, the Company shall deliver a certificate of a Responsible Officer to the holders of the Notes stating that no Default or Event of Default exists, and (iii) if any fee or other form of consideration is given to any holder of Debt of the Company expressly for the purpose of such release, holders of the Notes shall receive equivalent consideration (a "Collateral Release").

      (c) If at any time the Company or any Subsidiary shall grant to the Bank Lenders security of any kind or provide the Bank Lenders additional guaranties or other credit support of any kind pursuant to the requirements of the Bank Credit Agreement, then the Company or such Subsidiary shall grant to the holders of the Notes the same security or guaranty so that the holders of the Notes shall at all times be secured on an equal and pro rata basis with the Bank Lenders. All such additional guaranties shall be given to the holders of the Notes pursuant to SECTION 9.8 of this Agreement.

SECTION 3. CLOSING.

      The sale and purchase of the Series 2004-A Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603 at 10:00 a.m. Chicago time, at a closing (the "Closing") on November 12, 2004 or on such other Business Day thereafter on or prior to November 30, 2004 as may be agreed upon by the Company and the Purchasers (the "Closing Date"). On the Closing Date, the Company will deliver to each Purchaser the Series 2004-A Notes to be purchased by such Purchaser in the form of a single Series 2004-A Note (or such greater number of Series 2004-A Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing Date and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to Account Number 005125-7936, at Fleet Bank, Boston, Massachusetts, ABA Number 011000138, in the Account Name of "Genesee & Wyoming Inc." If, on the Closing Date, the Company shall fail to tender such Series 2004-A Notes to a Purchaser as provided above in this SECTION 3, or any of the conditions specified in SECTION 4 shall not have been fulfilled to a Purchaser's reasonable satisfaction, such Purchaser shall, at such Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4. CONDITIONS TO CLOSING.

      The obligation of each Purchaser to purchase and pay for the Series 2004-A Notes to be sold to such Purchaser at the Closing Date is subject to the fulfillment to such Purchaser's reasonable satisfaction, prior to or on the Closing Date, of the following conditions applicable to the Closing Date:

   Section 4.1. Representations and Warranties.

      (a) Representations and Warranties of the Company. The representations and warranties of the Company in this Agreement shall be correct in all material respects when made and at the time of the Closing Date.

      (b) Representations and Warranties of the Subsidiary Guarantors. The representations and warranties of the Subsidiary Guarantors in the Subsidiary Guaranty shall be correct in all material respects when made and at the time of the Closing Date.

   Section 4.2. Performance; No Default. The Company and each Subsidiary Guarantor shall have performed and complied with all agreements and conditions contained in this Agreement and the Subsidiary Guaranty required to be performed or complied with by the Company and each such Subsidiary Guarantor prior to or on the Closing Date, and after giving effect to the issue and sale of the Series 2004-A Notes (and the application of the proceeds thereof as contemplated by SECTION 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by
SECTION 10 hereof had such Sections applied since such date.

   Section 4.3. Compliance Certificates.

      (a) Officer's Certificate of the Company. The Company shall have delivered to such Purchaser an Officer's Certificate of the Company, dated the Closing Date, certifying that the conditions specified in SECTIONS 4.1(a), 4.2 and 4.9 have been fulfilled.

      (b) Secretary's Certificate of the Company. The Company shall have delivered to such Purchaser a certificate, dated the Closing Date, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Series 2004-A Notes and this Agreement.

      (c) Officer's Certificate of the Subsidiary Guarantors. Each Subsidiary Guarantor shall have delivered to such Purchaser an Officer's Certificate of such Subsidiary Guarantor, dated the Closing Date, certifying that the conditions specified in SECTIONS 4.1(b), 4.2 and 4.9 have been fulfilled.

      (d) Secretary's Certificate of the Subsidiary Guarantors. Each Subsidiary Guarantor shall have delivered to such Purchaser a certificate, dated the Closing Date, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty.

   Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the Closing Date (a) from Adam B. Frankel, Senior Vice President and General Counsel of the Company and the Subsidiary Guarantors, covering the matters set forth in EXHIBIT 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or such Purchaser's counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to such Purchaser), (b) from Simpson Thacher & Bartlett LLP, special counsel for the Company and the Subsidiary Guarantors, covering the matters set forth in
EXHIBIT 4.4(b) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or such Purchaser's counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to such Purchaser), and (c) from Chapman and Cutler LLP, the Purchasers' special counsel in connection with such transactions, substantially in the form set forth in EXHIBIT 4.4(c) and covering such other matters incident to such transactions as such Purchaser may reasonably request. An opinion of local counsel to the Company shall be provided only with respect to any Subsidiary Guarantor that (i) is incorporated in a jurisdiction other than New York or Delaware and (ii) is a Material Subsidiary; such opinion to be substantially in the form of paragraphs 3, 4 and 5 of each of EXHIBITS 4.4(a) and (b) hereto.

      Section 4.5. Purchase Permitted by Applicable Law, Etc. On the Closing Date, each purchase of Series 2004-A Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which each Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance
Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject any Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by any Purchaser, such Purchaser shall have received an Officer's Certificate from the Company certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

      Section 4.6. Related Transactions. The Company shall have consummated the sale of the entire principal amount of the Series 2004-A Notes scheduled to be sold on the Closing Date pursuant to this Agreement.

      Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of SECTION 15.1, the Company shall have paid on or before the Closing Date, the reasonable fees, reasonable charges and reasonable disbursements of Chapman and Cutler LLP to the extent reflected in a statement of such counsel rendered to the Company at least one (1) Business Day prior to the Closing Date.

      Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Series 2004-A Notes.

      Section 4.9. Changes in Corporate Structure. Neither the Company nor any Subsidiary Guarantor shall have changed its jurisdiction of organization or, except as reflected in SCHEDULE 4.9, been a party to any merger or consolidation, or shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in SCHEDULE 5.5.

      Section 4.10. Subsidiary Guaranty. The Subsidiary Guaranty shall have been duly authorized, executed and delivered by each Subsidiary Guarantor, shall constitute the legal, valid and binding contract (subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)) and agreement of each Subsidiary Guarantor and such Purchaser shall have received a true, correct and complete copy thereof.

      Section 4.11. Proceedings and Documents. All corporate or other organizational proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and such Purchaser's special counsel, and such Purchaser and such Purchaser's special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such Purchaser's special counsel may reasonably request.

      Section 4.12. Funding Instructions. At least three (3) Business Days prior to the date of the Closing, such Purchaser shall have received written instructions executed by a Responsible Officer of the Company directing the manner of the payment of funds and setting forth (a) the name and address of the transferee bank, (b) such transferee bank's ABA number, (c) the account name and number into which the purchase price for the Series 2004-A Notes is to be deposited, and (d) the name and telephone number of the account representative responsible for verifying receipt of such funds.

        Section 4.13. Bank Credit Agreement. The Bank Credit Agreement shall have been duly authorized, executed and delivered by each party thereto and shall be in full force and effect and such Purchaser shall have received a copy of the Bank Credit Agreement, certified as true and correct by a Responsible Officer of the Company.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company represents and warrants to each Purchaser that:

      Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Series 2004-A Notes and to perform the provisions hereof and thereof.

      Section 5.2. Authorization, Etc. This Agreement and the Series 2004-A Notes to be issued on the Closing Date have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each such Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      Section 5.3. Disclosure. The Company, through its agent, Banc of America Securities LLC, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated October, 2004 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business of the Company and its Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in
SCHEDULE 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since December 31, 2003, there has been no change in the financial condition, operations, business or properties of the Company or any of its Restricted Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There is no fact known to any Senior Financial Officer of the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to each Purchaser by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

      Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) SCHEDULE 5.4 contains (except as noted therein) complete and correct lists of the Company's Restricted Subsidiaries and Unrestricted Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary. The Company's Material Affiliates (other than Subsidiaries) and the Company's directors and senior officers are set forth in
Section III of the Memorandum.

      (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in SCHEDULE 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except Liens permitted under SECTION 10.4).

      (c) Each Subsidiary identified in SCHEDULE 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

      (d) No Restricted Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the Bank Credit Agreement and customary limitations imposed by corporate law statutes) restricting the ability of such Restricted Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

      Section 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on SCHEDULE 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

      Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Series 2004-A Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary, or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

      Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Series 2004-A Notes.

      Section 5.8. Litigation; Observance of Agreements, Statutes and Orders.
(a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened in writing against or affecting the Company or any Restricted Subsidiary or any property of the Company or any Restricted Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

      (b) Neither the Company nor any Restricted Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental

Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

      Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate. The federal income tax liabilities of the Company and its Subsidiaries have been audited by the Internal Revenue Service and paid for all years up to and including the year ended December 31, 1996. The statute of limitations has expired for all federal income tax returns filed for all years up to and including the year ended December 31, 2000.

      Section 5.10. Title to Property; Leases. The Company and its Restricted Subsidiaries have good and sufficient title to their respective properties which the Company and its Restricted Subsidiaries own or purport to own that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in SECTION 5.5 or purported to have been acquired by the Company or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

      Section 5.11. Licenses, Permits, Etc. Except as disclosed in SCHEDULE
5.11,

            (a) the Company and its Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect;

            (b) to the best knowledge of the Company, no product or service of the Company or any of its Restricted Subsidiaries infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

            (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Restricted Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Restricted Subsidiaries.

      Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan and each employee benefit plan as defined in Section 3(2) of ERISA (other than any Multiemployer Plan) in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3(3) of ERISA) and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

      (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $500,000 in the aggregate for all Plans. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in Section 3 of ERISA.

      (c) The Company and its ERISA Affiliates have not incurred any withdrawal liabilities that remain unsatisfied (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

      (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material.

      (e) The execution and delivery of this Agreement and the issuance and sale of the Series 2004-A Notes hereunder will not involve a non-exempt prohibited transaction under Section 406(a) of ERISA or in connection with which a tax would be imposed pursuant to Section 4975(c)(1)(a)-(d) of the Code. The representation by the Company in the first sentence of this SECTION 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser's representation in SECTION 6.3 as to the Source of the funds to be used to acquire the Series 2004-A Notes by such Purchaser.

      Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on the Company's behalf has offered the Series 2004-A Notes or the Subsidiary Guaranty or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 30 other Institutional Investors, each of which has been offered the Series 2004-A Notes and the Subsidiary Guaranty in connection with a private sale for investment. Neither the

Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series 2004-A Notes or the Subsidiary Guaranty to the registration requirements of Section 5 of the Securities Act.

      Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Series 2004-A Notes to refinance existing indebtedness of the Company and for general corporate purposes of the Company. No part of the proceeds from the sale of the Series 2004-A Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

      Section 5.15. Existing Debt; Future Liens. (a) Except as described therein, SCHEDULE 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Restricted Subsidiaries as of September 30, 2004, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Restricted Subsidiaries. Neither the Company nor any Restricted Subsidiary is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Restricted Subsidiary, and no event or condition exists with respect to any Debt of the Company or any Restricted Subsidiary, that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

      (b) Except as disclosed in SCHEDULE 5.15, neither the Company nor any Restricted Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by
SECTION 10.4.

      Section 5.16. Foreign Assets Control Regulations, Etc. Neither the sale of the Series 2004-A Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or is in violation of any federal statute or Presidential Executive Order, including without limitation Executive Order 13224 66 Fed. Reg. 49079 (September 25, 2001) (Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit or Support Terrorism). The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

      Section 5.17. Status under Certain Statutes. Neither the Company nor any Restricted Subsidiary is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, or the Federal Power Act, as amended.

      Section 5.18. Environmental Matters. The Company does not have knowledge of any liability and has not received any notice of any liability, and no proceeding has been instituted raising any liability against the Company or any of its Restricted Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them, or other assets, alleging damage to the environment or any violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to each Purchaser in writing:

            (a) the Company does not have knowledge of any facts which would give rise to any liability, public or private, for violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties or to other assets now or formerly owned, leased or operated by the Company or its Restricted Subsidiaries or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect;

            (b) neither the Company nor any of its Restricted Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by the Company or its Restricted Subsidiaries or has disposed of any Hazardous Materials in each case in a manner contrary to any Environmental Laws and in any manner that would reasonably be expected to result in a Material Adverse Effect; and

            (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Restricted Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply would not reasonably be expected to result in a Material Adverse Effect.

      Section 5.19. Notes Rank Pari Passu. The obligations of the Company under this Agreement and the Notes rank pari passu in right of payment with all other senior unsecured Debt (actual or contingent) of the Company, including, without limitation, all senior unsecured Debt of the Company described in SCHEDULE 5.15 hereto.

SECTION 6. REPRESENTATIONS OF THE PURCHASER.

      Section 6.1. Purchase for Investment. Each Purchaser represents that it is purchasing the Series 2004-A Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser's or such pension or trust funds' property shall at all times be within such Purchaser's or such pension or trust funds' control. Each Purchaser understands that the Series 2004-A Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Series 2004-A Notes.

      Section 6.2. Accredited Investor. Each Purchaser represents that it is an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also "accredited investors"). Each Purchaser further represents that such Purchaser has had the opportunity to ask questions of the Company and received answers concerning the terms and conditions of the sale of the Series 2004-A Notes.

      Section 6.3. Source of Funds. Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by it to purchase the Series 2004-A Notes to be purchased by it hereunder:

            (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan all plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus as of the Closing Date, as set forth in the NAIC Annual Statement for such Purchaser most recently filed with such Purchaser's state of domicile; or

            (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser prior to the execution and delivery of this Agreement has disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

            (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c) prior to the execution and delivery of this Agreement; or

            (d) the Source is a governmental plan; or

            (e) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA and Section 4975 of the Code; or

            (f) the Source is an insurance company separate account maintained solely in connection with the fixed contractual obligations of the insurance company under which the amounts payable, or credited, to any employee benefit plan (or its related trust) and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account.

As used in this SECTION 6.3, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7. INFORMATION AS TO COMPANY.

      Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

            (a) Quarterly Statements -- within sixty (60) days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year),

                  (i) a consolidated balance sheet of the Company and its
            Subsidiaries as at the end of such quarter,

                  (ii) consolidated statements of income and cash flows of the
            Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter,

                  (iii) a consolidated balance sheet of the Company and its
            Restricted Subsidiaries as at the end of such quarter, and

                  (iv) consolidated statements of income and cash flows of the
            Company and its Restricted Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter,

      setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of the Company as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that filing with the Securities and Exchange Commission within the time period specified above the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor shall be deemed to satisfy the requirements of clauses (i) and (ii) of this SECTION 7.1(a);

            (b) Annual Statements -- within one hundred five (105) days after the end of each fiscal year of the Company,

                  (i) a consolidated balance sheet of the Company and its
            Subsidiaries, as at the end of such year,

                  (ii) consolidated statements of income, changes in
            shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

                  (iii) a consolidated balance sheet of the Company and its
            Restricted Subsidiaries, as at the end of such year, and

                  (iv) consolidated statements of income and cash flows of the
            Company and its Restricted Subsidiaries, for such year,

      setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and (A) in the case of the financial statements described in clauses (i) and (ii) of this SECTION 7.1(b), accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that filing with the Securities and Exchange Commission within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor shall be deemed to satisfy the requirements of clauses (i) and
      (ii) of this SECTION 7.1(b) and (b) in the case of the financial statements described in clauses (iii) and (iv) of this SECTION 7.1(b), certified by a Senior Financial Officer of the Company as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

            (c) Other Reports -- promptly upon their becoming available and, to the extent applicable, one copy of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material (other than press releases and other statements filed with or furnished to the Securities and Exchange Commission);

            (d) Notice of Default or Event of Default -- promptly, and in any event within five (5) Business Days after a Responsible Officer becomes aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in
      SECTION 11(g), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

            (e) ERISA Matters -- promptly, and in any event within five (5) Business Days after a Responsible Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                  (i) with respect to any Plan, any reportable event, as defined in Section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date thereof and where such reportable event would reasonably be expected to have a Material Adverse Effect; or

                  (ii) the taking by the PBGC of steps to institute, or the
            threatening by the PBGC of the institution of, proceedings under
            Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan where the outcome of any such action could reasonably be expected to result in liability having a Material Adverse Effect; or

                  (iii) any event, transaction or condition that would result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the imposition of a penalty or excise tax under the provisions of the Code relating to employee benefit plans, or the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

            (f) Notices from Governmental Authority -- promptly, and in any event within thirty (30) days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any violation or noncompliance with any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect;

            (g) Supplements -- promptly and in any event within ten (10) Business Days after the execution and delivery of any Supplement, a copy thereof;

            (h) Financial Information -- promptly, any financial statements not covered elsewhere by this SECTION 7.1 covering the Company and its Restricted Subsidiaries delivered to any lenders under the Bank Credit Agreement; and

            (i) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

      Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to SECTION 7.1(a) or SECTION 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer of the Company setting forth:

            (a) Covenant Compliance -- the information required in order to establish whether the Company was in compliance with the requirements of
      SECTION 10.1 through SECTION 10.5 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

            (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and such review shall not have disclosed the existence of any condition or event that then constitutes a Default or an Event of Default or, if any such condition or event exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

      Section 7.3. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

            (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

            (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any

      Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and, with the Company present, independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be reasonably requested.

SECTION 8. PAYMENT OF THE NOTES.

      Section 8.1. Required Prepayments. The entire unpaid principal amount of the Notes shall become due and payable on November 1, 2011.

      Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes of any Series, in an amount not less than $2,500,000 in aggregate principal amount of the Notes of such Series to be prepaid in the case of a partial prepayment (or such lesser amount as shall be required to effect a partial prepayment resulting from an offer of prepayment pursuant to SECTION 10.5), at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount, if any, determined for the prepayment date with respect to such principal amount of each Note then outstanding of the applicable Series to be prepaid. The Company will give each holder of Notes written notice of each optional prepayment under this SECTION 8.2 not less than thirty (30) days and not more than sixty (60) days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes of the applicable Series to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with SECTION 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Company as to the estimated respective Make-Whole Amount, if any, due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two (2) Business Days prior to such prepayment, the Company shall deliver to each holder of Notes of the Series to be prepaid a certificate of a Senior Financial Officer of the Company specifying the calculation of each such Make-Whole Amount as of the specified prepayment date.

      Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to the provisions of SECTION 8.2, the principal amount of the Notes of the Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof. All regularly scheduled partial prepayments made with respect to any Series of Additional Notes pursuant to any Supplement shall be allocated as provided therein.

      Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this SECTION 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

      Section 8.5. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes of any Series in accordance with the terms of this Agreement (including any Supplement hereto) and the Notes or (b) pursuant to a written offer to purchase any outstanding Notes made by the Company or an Affiliate pro rata to the holders of the Notes upon the same terms and conditions. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

      Section 8.6. Make-Whole Amount for the Series 2004-A Notes. The term "Make-Whole Amount" means with respect to any Series 2004-A Note an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Series 2004-A Note, minus the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings with respect to the Called Principal of such Series 2004-A Note:

            "Called Principal" means, the principal of the Series 2004-A Note that is to be prepaid pursuant to SECTION 8.2 or has become or is declared to be immediately due and payable pursuant to SECTION 12.1, as the context requires.

            "Discounted Value" means, with respect to the Called Principal of any Series 2004-A Note, the amount obtained by discounting all Remaining Scheduled Payments from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Series 2004-A Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

            "Reinvestment Yield" means, with respect to the Called Principal of any Series 2004-A Note, 0.50% over the yield to maturity calculated by using (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date on screen "PX-1" on the Bloomberg Financial Market Service (or such other information service as may replace Bloomberg) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the

      Remaining Average Life of such Called Principal as of such Settlement Date. In either case, the yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly on a straight line basis between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

            "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

            "Remaining Scheduled Payments" means, with respect to the Called Principal of any Series 2004-A Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of such Series 2004-A Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to SECTION 8.2 or 12.1.

            "Settlement Date" means, with respect to the Called Principal of any Series 2004-A Note, the date on which such Called Principal is to be prepaid pursuant to SECTION 8.2 or has become or is declared to be immediately due and payable pursuant to SECTION 12.1, as the context requires.

SECTION 9. AFFIRMATIVE COVENANTS.

      The Company covenants that so long as any of the Notes are outstanding:

      Section 9.1. Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      Section 9.2. Insurance. The Company will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated except for any non-maintenance that would not reasonably be expected to have a Material Adverse Effect.

      Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes, assessments, charges and levies have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have become a Lien on properties or assets of the Company or any Subsidiary not permitted by SECTION 10.4, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the non-filing or nonpayment, as the case may be, of all such taxes, assessments, charges, levies and claims in the aggregate would not reasonably be expected to have a Material Adverse Effect.

      Section 9.5. Corporate Existence, Etc. Subject to SECTIONS 10.5 and 10.6, the Company will at all times preserve and keep in full force and effect its corporate existence, and will at all times preserve and keep in full force and effect the corporate or other existence of each of its Restricted Subsidiaries (unless merged into the Company or a Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

      Section 9.6. Designation of Subsidiaries. The Company may from time to time cause any Subsidiary (other than a Subsidiary Guarantor) to be designated as an Unrestricted Subsidiary or any Unrestricted Subsidiary to be designated a Restricted Subsidiary; provided, however, that at the time of such designation and immediately after giving effect thereto, (a) no Default or Event of Default would exist under the terms of this Agreement, and (b) the Company and its Restricted Subsidiaries would be in compliance with all of the covenants set forth in this SECTION 9 and in
SECTION 10 if tested on the date of such action and provided, further, that once a Subsidiary has been designated an Unrestricted Subsidiary, it shall not thereafter be redesignated as a Restricted Subsidiary on more than one occasion. Within ten (10) days following any designation described above, the Company will deliver to each Purchaser a notice of such designation accompanied by a certificate signed by a Senior Financial Officer of the Company certifying compliance with all requirements of this SECTION 9.6 and setting forth all information required in order to establish such compliance.

      Section 9.7. Notes to Rank Pari Passu. The Notes and all other obligations under this Agreement of the Company are and at all times shall remain direct and unsecured obligations of the Company ranking pari passu as against the assets of the Company with all other Notes from time to time issued and outstanding hereunder without any preference among themselves and pari passu with all other present and future senior unsecured Debt (actual or contingent) of the Company which is not expressed to be subordinate or junior in rank to any other senior unsecured Debt of the Company.

      Section 9.8. Additional Subsidiary Guarantors. The Company will cause any Subsidiary which is required by the terms of the Bank Credit Agreement to become a party to, or otherwise guarantee, Debt of the Company in respect of the Bank Credit Agreement, to enter into the Subsidiary Guaranty and deliver to each of the holders of the Notes (concurrently with the incurrence of any such obligation pursuant to the Bank Credit Agreement) the following items:

            (a) a joinder agreement in respect of the Subsidiary Guaranty;

            (b) a certificate signed by an authorized Responsible Officer of the Company making representations and warranties to the effect of those contained in SECTIONS 5.1, 5.2, 5.4, 5.6 and 5.7, with respect to such Subsidiary and the Subsidiary Guaranty, as applicable;

            (c) such documents and evidence with respect to such Subsidiary as any holder of the Notes may reasonably request in order to establish the existence and good standing of such Subsidiary and the authorization of the transactions contemplated by such Subsidiary Guaranty; and

            (d) to the extent required under the Bank Credit Agreement, an opinion of counsel (who may be in-house counsel for the Company) addressed to each of the holders of the Notes satisfactory to the Required Holders, to the effect that the Subsidiary Guaranty by such Person has been duly authorized, executed and delivered and that the Subsidiary Guaranty constitutes the legal, valid and binding contract and agreement of such Person enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

SECTION 10. NEGATIVE COVENANTS.

      The Company covenants that so long as any of the Notes are outstanding:

      Section 10.1. Consolidated Debt to Consolidated Total Capitalization. The Company will not, as of the last day of each calendar month, permit the ratio of Consolidated Debt to Consolidated Total Capitalization to exceed 65%.

      Section 10.2. Priority Debt. The Company will not, as of the last day of each calendar month, permit the aggregate amount of all Priority Debt outstanding at such time to exceed 15% of Consolidated Total Capitalization.

      Section 10.3. Fixed Charges Coverage Ratio. The Company will not permit the ratio of Consolidated EBITDAR to Consolidated Fixed Charges for each period of four consecutive fiscal quarters (calculated as at the end of each fiscal quarter for the four consecutive fiscal quarters then ended) to be less than
1.75 to 1.00.

      Section 10.4. Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits (unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property), except:

            (a) Liens for taxes, assessments or other governmental charges that are not yet due and payable or the payment of which is not at the time required by SECTION 9.4;

            (b) any attachment or judgment Lien, unless the judgment it secures shall not, within sixty (60) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within sixty (60) days after the expiration of any such stay;

            (c) Liens incidental to the conduct of business or the ownership of properties and assets (including landlords', carriers', warehousemen's, mechanics', materialmen's and other similar Liens for sums not yet due and payable) and Liens to secure the performance of bids, tenders, leases, or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens incurred in the ordinary course of business and not in connection with the borrowing of money;

            (d) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to the ownership of property or assets or the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, and Liens incidental to minor survey exceptions and the like, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

            (e) Liens securing Debt of a Restricted Subsidiary to the Company or to a Wholly-Owned Restricted Subsidiary;

            (f) Liens existing as of the Closing Date and reflected in SCHEDULE 10.4;

            (g) Liens incurred after the Closing Date given to secure the payment of the purchase price incurred in connection with the acquisition, construction or improvement of property (other than accounts receivable or inventory) useful and intended to be used in carrying on the business of the Company or a Restricted Subsidiary, including Liens existing on such property at the time of acquisition or construction thereof or Liens incurred within three hundred sixty-five (365) days of such acquisition or completion of such construction or improvement, provided that (i) the Lien shall attach solely to the property acquired, purchased, constructed or improved; (ii) at the time of acquisition, construction or improvement of such property (or, in the case of any Lien incurred within three hundred sixty-five (365) days of such acquisition or completion of such construction or improvement, at the time of the incurrence of the Debt secured by such Lien), the aggregate amount remaining unpaid on all Debt secured by Liens on such property, whether or not assumed by the Company or a Restricted Subsidiary, shall not exceed the greater of (y) the cost of such acquisition, construction or improvement or (z) the Fair Market Value of such property (as determined in good faith by one or more officers of the Company to whom authority to enter into the transaction has been delegated by the board of directors of the Company); and (iii) at the time of such incurrence and after giving effect thereto, no Default or Event of Default would exist;

            (h) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Restricted Subsidiary or its becoming a Restricted Subsidiary, or any Lien existing on any property acquired by the Company or any Restricted Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Restricted Subsidiary or such acquisition of property, (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property, and (iii) at the time of such incurrence and after giving effect thereto, no Default or Event of Default would exist;

            (i) any extensions, renewals or replacements of any Lien permitted by the preceding subparagraphs (f), (g) and (h) of this SECTION 10.4, provided that (i) no additional property shall be encumbered by such Liens, (ii) the unpaid principal amount of the Debt or other obligations secured thereby shall not be increased on or after the date of any extension, renewal or replacement, and (iii) at such time and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and

            (j) Liens securing Priority Debt of the Company or any Restricted Subsidiary, provided that the aggregate principal amount of any such Priority Debt shall be permitted by SECTION 10.2.

      Section 10.5. Sales of Assets. The Company will not, and will not permit any Restricted Subsidiary to, sell, lease or otherwise dispose of any substantial part (as defined below) of the assets of the Company and its Restricted Subsidiaries; provided, however, that the Company or any Restricted Subsidiary may sell, lease or otherwise dispose of assets constituting a substantial part of the assets of the Company and its Restricted Subsidiaries if such assets are sold in an arms length transaction and, at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and an amount equal to the net proceeds received from such sale, lease or other disposition shall be used within three hundred sixty-five (365) days of such sale, lease or disposition, in any combination:

            (1) to acquire productive assets used or useful in carrying on the business of the Company and its Restricted Subsidiaries and having a value at least equal to the purchase price thereof; and/or

            (2) to prepay or retire Senior Debt of the Company and/or its Restricted Subsidiaries, provided that, to the extent any such proceeds are used to prepay the outstanding principal amount of the Notes, such prepayment shall be made in accordance with the terms of SECTION 8.2.

      As used in this SECTION 10.5, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and its Restricted Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Restricted Subsidiaries during the period of twelve (12) consecutive months ending on the date of such sale, lease or other disposition, exceeds 10% of the book value of Consolidated Total Assets, determined as of the end of the fiscal quarter immediately preceding such sale, lease or other disposition; provided that there shall be excluded from any determination of a "substantial part" any (i) sale or disposition of assets in the ordinary course of business of the Company and its Restricted Subsidiaries, (ii) any transfer of assets from the Company to any Wholly-Owned Restricted Subsidiary or from any Restricted Subsidiary to the Company or a Wholly-Owned Restricted Subsidiary and (iii) any sale or transfer of property acquired by the Company or any Restricted Subsidiary after the date of this Agreement to any Person within three hundred sixty-five (365) days following the acquisition or construction of such property by the Company or any Restricted Subsidiary if the Company or a Restricted Subsidiary shall concurrently with such sale or transfer, lease such property, as lessee.

      Section 10.6. Merger and Consolidation. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person; provided that:

            (1) any Restricted Subsidiary of the Company may (x) consolidate with or merge with, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to, (i) the Company or a Wholly-Owned Restricted Subsidiary so long as in any merge or consolidation involving the Company, the Company shall be the surviving or continuing corporation or (ii) any other Person so long as the survivor is the Restricted Subsidiary, or (y) convey, transfer or lease all or substantially all of its assets in compliance with the provisions of SECTION 10.5; and

            (2) the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of all or substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

                  (i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                  (ii) if the Company is not the Successor Corporation, such
            Successor Corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement (and each Supplement thereto) and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Successor Corporation shall have caused to be delivered to each holder of Notes (A) an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and (B) an acknowledgment from each Subsidiary Guarantor that the Subsidiary Guaranty continues in full force and effect; and

                  (iii) immediately after giving effect to such transaction no
            Default or Event of Default would exist.

      (b) The Company will not, and will not permit any Restricted Subsidiary to, sell, transfer or otherwise dispose of any shares of stock or other equity interests of any other Restricted Subsidiary to any Person other than the Company or another Restricted Subsidiary in one transaction or a series of transactions other than in the ordinary course of business unless such sale or other disposition can be made within the limitations of SECTION
10.5 or this SECTION 10.6.

      Section 10.7. Transactions with Affiliates. The Company will not and will not permit any Restricted Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except upon fair and reasonable terms that are not materially less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate, provided that this SECTION 10.7 shall not prohibit the Company or any Restricted Subsidiary from (i) issuing shares of stock or other equity interests in the Company to the officers and directors of the Company or any Subsidiary as compensation for services rendered in the scope of their employment or (ii) performing in accordance with transactions contemplated by agreements in existence as of the Closing Date between the Company and/or any of its Restricted Subsidiaries and their respective Affiliates. To the knowledge of the Company, SCHEDULE 10.7 sets forth the Material affiliate agreements as of the Closing Date (it being understood that the failure to list an agreement on SCHEDULE 10.7 shall not affect in any way whether any transaction contemplated by such agreement is permitted by this SECTION 10.7).

      Section 10.8. Nature of Business. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business, if, as a result, when taken as a whole, the general nature of the business in which the Company and its Restricted Subsidiaries would then be engaged would be substantially changed from the general nature of the business of the Company and its Restricted Subsidiaries, taken as a whole, on the date of this Agreement as described in the Memorandum or reasonably related thereto.

SECTION 11. EVENTS OF DEFAULT.

      An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

            (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

            (b) the Company defaults in the payment of any interest on any Note for more than five (5) Business Days after the same becomes due and payable; or

            (c) the Company defaults in the performance of or compliance with any term contained in SECTION 10 or any covenant in a Supplement which specifically provides that it shall have the benefit of this paragraph
      (c), or any Subsidiary Guarantor defaults in the performance of or compliance with any term of the Subsidiary Guaranty beyond any period of grace or cure period provided with respect thereto; or

            (d) the Company defaults in the performance of or compliance with any term contained herein or in any Supplement (other than those referred to in paragraphs (a), (b) and (c) of this SECTION 11) and such default is not remedied within thirty (30) days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default or (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of SECTION 11); or

            (e) any Subsidiary Guaranty ceases to be a legally valid, binding and enforceable obligation or contract of a Subsidiary Guarantor (other than upon a release of any Subsidiary Guarantor from a Subsidiary Guaranty in accordance with the terms of SECTION 2.3(b) hereof), or any Subsidiary Guarantor or any party by, through or on account of any such Person, challenges the validity, binding nature or enforceability of any such Subsidiary Guaranty; or

            (f) any representation or warranty made in writing by or on behalf of the Company or Subsidiary Guarantor or by any officer of the Company or any Subsidiary Guarantor in any writing furnished in connection with the transactions contemplated hereby or by any Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or

            (g) (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest (in the payment amount of at least $100,000) on any Debt other than the Notes that is outstanding in an aggregate principal amount of at least $20,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any instrument, mortgage, indenture or other agreement relating to any Debt other than the Notes in an aggregate principal amount of at least $20,000,000 or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared, due and payable or one or more Persons has the right to declare such Debt to be due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), the Company or any Restricted Subsidiary has become obligated to purchase or repay Debt other than the Notes before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $20,000,000 or one or more Persons have the right to require the Company or any Restricted Subsidiary to purchase or repay such Debt; or

            (h) the Company, any Material Subsidiary or any Subsidiary Guarantor
      (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors,

      (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

            (i) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company, any of its Material Subsidiaries or any Subsidiary Guarantor, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, any of its Material Subsidiaries or any Subsidiary Guarantor, or any such petition shall be filed against the Company, any of its Material Subsidiaries or any Subsidiary Guarantor and such petition shall not be dismissed within sixty
      (60) days; or

            (j) a final judgment or judgments at any one time outstanding for the payment of money aggregating in excess of $20,000,000 are rendered against one or more of the Company, its Restricted Subsidiaries or any Subsidiary Guarantor and which judgments are not, within sixty (60) days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; or

            (k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $20,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any ERISA Affiliate establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that could increase the liability of the Company or any ERISA Affiliate thereunder; and any such event or events described in clauses (i) through
      (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in SECTION 11(k), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12. REMEDIES ON DEFAULT, ETC.

      Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (h) or (i) of SECTION 11 (other than an Event of Default described in clause (i) of paragraph (h) or described in clause (vi) of paragraph (h) by virtue of the fact that such clause encompasses clause (i) of paragraph (h)) has occurred, all the Notes of every Series then outstanding shall automatically become immediately due and payable.

      (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in aggregate principal amount of the Notes of any Series at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes of such Series then outstanding to be immediately due and payable.

      (c) If any Event of Default described in paragraph (a) or (b) of SECTION 11 has occurred and is continuing with respect to any Notes, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by such holder or holders to be immediately due and payable.

      Upon any Notes becoming due and payable under this SECTION 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount, if any, determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount, if any, by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

      Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under SECTION 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

      Section 12.3. Rescission. At any time after the Notes of a Series have been declared due and payable pursuant to clause (b) or (c) of SECTION 12.1, the holders of more than 50% in aggregate principal amount of the Notes of such Series then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes of such Series, all principal of and Make-Whole Amount, if any, on any Notes of such Series that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes of such Series, at the Default Rate,
(b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to SECTION 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to any Notes of such Series. No rescission and annulment under this SECTION 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

      Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under SECTION 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this SECTION 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements of one special counsel for all holders of the Notes.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

      Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

      Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver not more than five (5) Business Days following surrender of such Note, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same Series (and of the same tranche if such Series has separate tranches) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note of such Series originally issued hereunder or pursuant to any Supplement. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The

Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of such Series (or of such tranche if such Series has separate tranches), one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in
SECTION 6.3, provided that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under Section 406 of ERISA and Section 4975 of the Code.

      The Notes have not been registered under the Securities Act or under the securities laws of any state and may not be transferred or resold unless registered under the Securities Act and all applicable state securities laws or unless an exemption from the requirement for such registration is available.

      Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

            (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $10,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

            (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver not more than five (5) Business Days following satisfaction of such conditions, in lieu thereof, a new Note of the same Series (and of the same tranche if such Series has separate tranches), dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

      Section 14.1. Place of Payment. Subject to SECTION 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of America, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

      Section 14.2. Home Office Payment. So long as any Purchaser or Additional Purchaser or such Purchaser's nominee or such Additional Purchaser's nominee shall be the holder of any Note, and notwithstanding anything contained in
SECTION 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose for such Purchaser on SCHEDULE A hereto or, in the case of any Additional Purchaser, SCHEDULE A attached to any Supplement pursuant to which such Additional Purchaser is a party, or by such other method or at such other address as such Purchaser or Additional Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser or Additional Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to SECTION 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or Additional Purchaser or such Person's nominee, such Person will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to SECTION 13.2. The Company will afford the benefits of this SECTION 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by any Purchaser or Additional Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers or the Additional Purchasers have made in this
SECTION 14.2.

SECTION 15. EXPENSES, ETC.

      Section 15.1. Transaction Expenses. The Company will pay all reasonable costs and expenses (including reasonable attorneys' fees of one special counsel for the Purchasers or any Additional Purchasers and, if reasonably required, local or other counsel) incurred by each Purchaser and each Additional Purchaser and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement (including any Supplement) or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation:
(a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement (including any Supplement) or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement (including any Supplement) or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save each Purchaser, each Additional Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by the Purchasers or Additional Purchasers). Without limiting the forgoing, the Company shall pay all costs and expenses incurred in obtaining Private Placement Numbers for the Series 2004-A Notes in accordance with the terms of SECTION 4.8.

      Section 15.2. Survival. The obligations of the Company under this SECTION 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Supplement or the Notes, and the termination of this Agreement or any Supplement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

      All representations and warranties contained herein or in any Supplement shall survive the execution and delivery of this Agreement, such Supplement and the Notes, the purchase or transfer by any Purchaser or any Additional Purchaser of any such Note or portion thereof or interest therein and the payment of any Note may be relied upon by any subsequent holder of any such Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any Additional Purchaser or any other holder of any such Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or any Supplement shall be deemed representations and warranties of the Company under this Agreement; provided, that the representations and warranties contained in any Supplement shall only be made for the benefit of the Additional Purchasers which are party to such Supplement and the holders of the Notes issued pursuant to such Supplement, including subsequent holders of any Note issued pursuant to such Supplement, and shall not require the consent of the holders of existing Notes. Subject to the preceding sentence, this Agreement (including every Supplement) and the Notes embody the entire agreement and understanding between the Purchasers and the Additional Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

      Section 17.1. Requirements. (a) This Agreement (including any Supplement) and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that
(i) no amendment or waiver of any of the provisions of SECTION 1, 2, 3, 4, 5, 6 or 21 hereof or the corresponding provision of any Supplement, or any defined term (as it is used in any such Section or such corresponding provision of any Supplement), will be effective as to any holder of Notes unless consented to by such holder of Notes in writing, and (ii) no such amendment or waiver may, without the written consent of all of the holders of Notes at the time outstanding affected thereby, (A) subject to the provisions of SECTION 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount, if any, on, the Notes, (B) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (C) amend any of SECTIONS 8, 11(a), 11(b), 12, 17 or 20.

      (b) Supplements. Notwithstanding anything to the contrary contained herein, the Company may enter into any Supplement providing for the issuance of one or more Series of Additional Notes consistent with SECTION 2.2 hereof without obtaining the consent of any holder of any other Series of Notes.

   Section 17.2. Solicitation of Holders of Notes.

      (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, any Supplement or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this SECTION 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

      (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by such holder of Notes of any waiver or amendment of any of the terms and provisions hereof or any Supplement unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

      Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this SECTION 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

      Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18. NOTICES.

      All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

            (i) if to a Purchaser or such Purchaser's nominee, to such Purchaser or such Purchaser's nominee at the address specified for such communications in SCHEDULE A to this Agreement, or at such other address as such Purchaser or such Purchaser's nominee shall have specified to the Company in writing pursuant to this SECTION 18;

            (ii) if to an Additional Purchaser or such Additional Purchaser's nominee, to such Additional Purchaser or such Additional Purchaser's nominee at the address specified for such communications in SCHEDULE A to any Supplement, or at such other address as such Additional Purchaser or such Additional Purchaser's nominee shall have specified to the Company in writing,

            (iii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing pursuant to this SECTION 18, or

            (iv) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, with a copy to the General Counsel, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this SECTION 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

      This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by each Purchaser at the Closing or by any Additional Purchaser (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to each Purchaser or any Additional Purchaser, may be reproduced by such Purchaser or such Additional Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser or such Additional Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser or such Additional Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This SECTION 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

      For the purposes of this SECTION 20, "Confidential Information" means information delivered to any Purchaser or any Additional Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this

Agreement, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser or such Additional Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or such Additional Purchaser or any Person acting on such Purchaser's or such Additional Purchaser's behalf, (c) otherwise becomes known to such Purchaser or such Additional Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser or such Additional Purchaser under SECTION 7.1 that are otherwise publicly available. Each Purchaser and each Additional Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser or such Additional Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser or such Additional Purchaser, provided that such Purchaser or such Additional Purchaser may deliver or disclose Confidential Information to (i) such Purchaser's or such Additional Purchaser's directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser's or such Additional Purchaser's Notes), (ii) such Purchaser's or such Additional Purchaser's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this SECTION 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser or such Additional Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this SECTION 20), (v) any Person from which such Purchaser or such Additional Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this SECTION 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser or such Additional Purchaser, (vii) the National Association of Insurance Commissioners (the "NAIC") or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's or such Additional Purchaser's investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser or such Additional Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser or such Additional Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser or such Additional Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's or such Additional Purchaser's Notes, the Subsidiary Guaranty and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this
SECTION 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this SECTION 20.

      Notwithstanding anything herein to the contrary, and to the extent not otherwise prohibited by applicable securities laws, each Purchaser and each Additional Purchaser (and each employee, representative or other agent thereof) may disclose to any Person, without limitations of any kind, the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the offering of the Notes and all materials of any kind (including opinions or other tax analyses) that are or have been provided to each Purchaser or any Additional Purchaser relating to such tax treatment or tax structure; provided that, with respect to any document or similar item that in either case contains information concerning such tax treatment or tax structure of the offering as well as other information, such permitted disclosure shall apply solely to such facts and relevant portions of the document or similar item that relate to such tax treatment or tax structure.

SECTION 21. SUBSTITUTION OF PURCHASER.

      Each Purchaser and each Additional Purchaser shall have the right to substitute any one of such Purchaser's or such Additional Purchaser's Affiliates as the purchaser of the Notes that such Purchaser or such Additional Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser or such Additional Purchaser and its Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in SECTION 6. Upon receipt of such notice, wherever the word "Purchaser" or the words "Additional Purchaser" are used in this Agreement (other than in this SECTION 21), such word shall be deemed to refer to such Affiliate in lieu of such Purchaser or such Additional Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such Purchaser or such Additional Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "Purchaser" or the words "Additional Purchaser" are used in this Agreement (other than in this SECTION 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Purchaser or such Additional Purchaser, and such Purchaser or such Additional Purchaser shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22. MISCELLANEOUS.

      Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement (including all covenants and other agreements contained in any Supplement) by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

      Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

      Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

      Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

      Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York.

                                    * * * * *

      The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                        Very truly yours,

                                        GENESEE & WYOMING INC.

                                        By /s/ John C. Hellmann
                                           -------------------------------------
                                           Name: John C. Hellmann
                                           Title: Chief Financial Officer

Accepted as of the date first written above.

                                     JACKSON NATIONAL LIFE INSURANCE COMPANY

                                     By: PPM America, Inc., as attorney in fact,
                                         on behalf of Jackson National Life
                                         Insurance Company

                                         By /s/ Mark Staub
                                            --------------------------
                                            Name: Mark Staub
                                            Title: Vice President

Accepted as of the date first written above.

                                     METROPOLITAN INSURANCE AND ANNUITY
                                       COMPANY

                                     By: Metropolitan Life Insurance Company, as
                                         Investment Manager

                                     By /s/ Judith A. Gulotta
                                        -----------------------------
                                        Name: Judith A. Gulotta
                                        Title: Director

Accepted as of the date first written above.

                                             METROPOLITAN LIFE INSURANCE COMPANY

                                             By /s/ Judith A. Gulotta
                                        `       ------------------------
                                                Name: Judith A. Gulotta
                                                Title: Director

Accepted as of the date first written above.

                                                 TEACHERS INSURANCE AND ANNUITY
                                                    ASSOCIATION OF AMERICA

                                                 By /s/ Lisa M. Ferraro
                                                    ----------------------------
                                                    Name: Lisa M. Ferraro
                                                    Title: Director

Accepted as of the date first written above.

                                          UNITED OF OMAHA LIFE INSURANCE COMPANY

                                          By /s/ Edwin H. Garrison, Jr.
                                             -----------------------------------
                                             Name: Edwin H. Garrison, Jr.
                                             Title: First Vice President

                                                               PRINCIPAL AMOUNT
                                                                 OF THE SERIES
                                                              2004-A NOTES TO BE
        NAME OF PURCHASERS                                         PURCHASED

JACKSON NATIONAL LIFE INSURANCE COMPANY                           $30,000,000
5901 Executive Drive
Lansing, Michigan 48911

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

      The Bank of New York
      ABA #021-000-018
      BNF Account #: IOC566
      FBO: Jackson National Life
      Ref: CUSIP/PPN, Description, and Breakdown (P&I)
           [JNL - JNL 241/Non Insul., A/C # 187241]
           [JNL - JNL GIC, A/C # 187243]

Notices

Payment notices should be sent to:

      Jackson National Life Insurance Company
      c/o The Bank of New York
      Attention: P&I Department
      P.O. Box 19266
      Newark, New Jersey 07195
      Phone: (212) 437-3054
      Fax: (212) 437-6466

Original documents and copies of notes and certificates, notices, waivers, amendments, consents, and financial information should be sent to:

      PPM America, Inc.
      225 West Wacker Drive, Suite 1100
      Chicago, Illinois 60606-1228
      Attention: Private Placements - Mark Staub
      Phone: (312) 634-1212
      Fax: (312) 634-0054

      and

                                   SCHEDULE A
                          (to Note Purchase Agreement)

      Jackson National Life Insurance Company
      225 West Wacker Drive, Suite 1100
      Chicago, Illinois 60606-1228
      Attention: Investment Accounting - Mark Stewart
      Phone: (312) 338-5832
      Fax: (312) 236-5224

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 38-1659835

                                                               PRINCIPAL AMOUNT
                                                                OF THE SERIES
                                                              2004-A NOTES TO BE
           NAME OF PURCHASERS                                     PURCHASED

METROPOLITAN INSURANCE AND ANNUITY COMPANY                       $13,000,000
c/o Metropolitan Life Insurance Company
1 MetLife Plaza
27-01 Queens Plaza North
Long Island City, New York 11101

Payments

All scheduled payments of principal and interest by wire transfer of immediately available funds to:

      JP Morgan Chase Bank
      ABA #021-000-021
      Account Number: 002-1-072301
      Account Name: Metropolitan Insurance and Annuity Company
      Reference: Genesee & Wyoming 4.85% Series 2004-A Senior Notes due 11/1/11

      With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

      For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed:

      Metropolitan Insurance and Annuity Company
      c/o Metropolitan Life Insurance Company
      Investments, Private Placements
      10 Park Avenue
      Morristown, New Jersey 07962-1902
      Attention: Director
      Fax Number: (973) 355-4250

With a copy (OTHER than with respect to deliveries of financial statements) to:

      Metropolitan Insurance and Annuity Company
      c/o Metropolitan Life Insurance Company
      10 Park Avenue
      Morristown, New Jersey 07962-1902
      Attention: Chief Counsel-Securities Investments (PRIV)
      Facsimile (973) 355-4338

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 13-2876440

                                                               PRINCIPAL AMOUNT
                                                                 OF THE SERIES
                                                              2004-A NOTES TO BE
      NAME OF PURCHASERS                                          PURCHASED

METROPOLITAN LIFE INSURANCE COMPANY                               $5,000,000
1 MetLife Plaza
27-01 Queens Plaza North
Long Island City, New York 11101

Payments

All scheduled payments of principal and interest by wire transfer of immediately available funds to:

      JP Morgan Chase Bank
      ABA #021-000-021
      Account Number: 002-2-410591
      Account Name: Metropolitan Life Insurance Company
      Reference: Genesee & Wyoming Inc. 4.85% Series 2004-A Senior Notes due 11/1/11

      With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

      For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed:

      Metropolitan Life Insurance Company
      Investments, Private Placements
      10 Park Avenue
      Morristown, New Jersey 07962-1902
      Attention: Director
      Fax Number: (973) 355-4250

With a copy (OTHER than with respect to deliveries of financial statements) to:

      Metropolitan Life Insurance Company
      10 Park Avenue
      Morristown, New Jersey 07962-1902
      Attention: Chief Counsel - Securities Investments (PRIV)
      Fax Number: (973) 355-4338

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 13-5581829

                                                               PRINCIPAL AMOUNT
                                                                 OF THE SERIES
                                                              2004-A NOTES TO BE
         NAME OF PURCHASERS                                        PURCHASED

TEACHERS INSURANCE AND ANNUITY                                    $18,000,000
  ASSOCIATION OF AMERICA
730 Third Avenue
New York, New York 10017

Payments

All payments on or in respect of the Notes shall be made in immediately available funds on the due date by electronic funds transfer through the Automated Clearing House System to:

      JP Morgan Chase Bank
      ABA #021-000-021
      Account Number 900-9-000200
      For further credit to the TIAA Account Number: G07040
      Reference: PPN #371559 A* 6/Genesee & Wyoming Inc./Maturity Date:
      November 1, 2011/Interest Rate: 4.85%/Principal and Interest Breakdown

Notices

Contemporaneous with the above electronic funds transfer, advice setting forth
(1) the full name, private placement number, interest rate and maturity date of the Notes; (2) allocation of payment between principal, interest, Make-Whole Amount, other premium or any special payment; and (3) the name and address of the bank from which such electronic funds transfer was sent, shall be delivered, mailed or faxed to:

      Teachers Insurance and Annuity Association of America
      730 Third Avenue
      New York, New York 10017
      Attention: Securities Accounting Division
      Phone Number: (212) 916-6004
      Fax Number: (212) 916-6955

All other notices and communications shall be delivered or mailed to:

      Teachers Insurance and Annuity Association of America
      730 Third Avenue
      New York, New York 10017
      Attention: Fixed Income and Real Estate
      Phone Number: (212) 916-4308 (Loren Archibald)
                    (212) 916-4000 (General Number)

      Fax Number: (212) 916-6140

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 13-1624203

                                                               PRINCIPAL AMOUNT
                                                                 OF THE SERIES
                                                              2004-A NOTES TO BE
          NAME OF PURCHASERS                                      PURCHASED

UNITED OF OMAHA LIFE INSURANCE COMPANY                            $9,000,000
Mutual of Omaha Plaza
Omaha, Nebraska 68175-1011
Attention: 4-Investment Loan Administration

Payments

All principal and interest payments on or in respect of the Notes shall be made by wire transfer of immediately available funds to:

      JPMorgan Chase Bank
      ABA #021000021
      Private Income Processing

      for credit to: United of Omaha Life Insurance Company
      Account Number 900-9000200
      a/c G07097
      PPN: 371559 A* 6
      Interest Amount: ____________________________________________
      Principal Amount: ___________________________________________

Notices

All notices of payments of principal and interest, on or in respect of the Notes and written confirmation of each such payment, corporate actions and reorganization notifications to:

      JPMorgan Chase Bank
      14201 Dallas Parkway, 13th Floor
      Dallas, Texas 75254-2917
      Attention: Income Processing - G. Ruiz
      a/c: G07097

All other notices and communications (i.e., quarterly/annual reports, tax filings, modifications, waivers regarding the indenture) to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 47-0322111

                                  DEFINED TERMS

      As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

      "Additional Notes" is defined in SECTION 2.2.

      "Additional Purchasers" means purchasers of Additional Notes.

      "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any other Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of such first Person or any Subsidiary or any Person of which such first Person and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

      "Agreement" is defined in the introductory paragraphs.

      "Bank Credit Agreement" means the Amended and Restated Revolving Credit and Term Loan Agreement dated as of November 12, 2004 by and among the Company, certain Subsidiaries of the Company named therein, Bank of America, N.A. (as successor to Fleet National Bank), as administrative agent, and the other financial institutions party thereto, as amended, restated, joined, supplemented or otherwise modified from time to time, and any renewals, extensions or replacements thereof, which constitute the primary bank credit facility of the Company and its Subsidiaries.

      "Bank Lenders" means the banks and financial institutions party to the Bank Credit Agreement.

      "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

      "Canadian Term Loan" has the meaning set forth in the Bank Credit
Agreement.

      "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

      "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

                                   SCHEDULE B
                          (to Note Purchase Agreement)

      "Closing" is defined in SECTION 3.

      "Closing Date" is defined in SECTION 3.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

      "Collateral Release" is defined in SECTION 2.3(b).

      "Company" means Genesee & Wyoming Inc., a Delaware corporation.

      "Confidential Information" is defined in SECTION 20.

      "Consolidated Debt" means as of any date of determination the total amount of all Debt of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

      "Consolidated EBITDAR" shall mean, for any period, Consolidated Net Income for such period plus (to the extent deducted in computing such Consolidated Net Income and without duplication) (a) depreciation, depletion, if any, and amortization expense for such period, (b) income tax expense for such period, and (c) Consolidated Fixed Charges for such period, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP.

      "Consolidated Fixed Charges" means, with respect to any period, the sum of
(i) Consolidated Interest Expense for such period plus (ii) Lease Rentals for such period, determined on a consolidated basis for the Company and its Restricted Subsidiaries.

      "Consolidated Interest Expense" shall mean, for any period, the aggregate amount of interest required to be paid or accrued by the Company and its Restricted Subsidiaries during such period on all Debt of the Company and its Restricted Subsidiaries related to the borrowing of money or the obtaining of credit outstanding during all or any part of such period, including payments consisting of interest in respect of any Capital Lease and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money (other than non-cash interest or fees) solely to the extent that such fees are properly included as interest expense in accordance with GAAP.

      "Consolidated Net Income" shall mean, for any period, the consolidated net income of the Company and its Restricted Subsidiaries determined in accordance with GAAP, after eliminating therefrom all extraordinary nonrecurring items of income or loss; minus any equity in the net income of (or plus any equity in the net loss of) any equity investment of the Company or any Restricted Subsidiary in (x) GWI Holdings Pty. Limited or (y) any Unrestricted Subsidiary, plus cash dividends or similar cash distributions paid to the Company or its Restricted Subsidiaries from (x) GWI Holdings Pty. Limited or (y) any Unrestricted Subsidiary, during the applicable period.

      "Consolidated Net Worth" shall mean the consolidated stockholder's equity of the Company and its Restricted Subsidiaries, as defined according to GAAP.

      "Consolidated Total Assets" means, as of any date of determination, the total amount of all assets of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

      "Consolidated Total Capitalization" means, at any time, the sum of (i) Consolidated Net Worth and (ii) Consolidated Debt.

      "Debt" means, with respect to any Person, without duplication,

            (a) its liabilities for borrowed money;

            (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable and other accrued liabilities arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

            (c)   its Capital Lease Obligations;

            (d) its liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

            (e) any Guaranty by such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

      Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

      "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

      "Default Rate" means with respect to the Notes of any Series that rate of interest that is 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes of such Series (and of such tranche if such Series has separate tranches).

      "Environmental Laws" means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Sections 414(b), (c) or (m) of the Code.

      "Event of Default" is defined in SECTION 11.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Fair Market Value" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell), as reasonably determined in the good faith opinion of the Company's board of directors.

      "GAAP" means those generally accepted accounting principles as in effect from time to time in the United States of America.

      "Governmental Authority" means

            (a)   the government of

                  (i) the United States of America or any state or other political subdivision thereof, or

                  (ii) any jurisdiction in which the Company or any Restricted Subsidiary conducts all or any part of its business, or which has jurisdiction over any properties of the Company or any Restricted Subsidiary, or

            (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

      "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

            (a) to purchase such Debt or obligation or any property constituting security therefor primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation;

            (b) to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

            (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

            (d) otherwise to assure the owner of such Debt or obligation against loss in respect thereof.

      In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor, provided that the amount of such Debt outstanding for purposes of this Agreement shall not exceed the maximum amount of Debt that is the subject of such Guaranty.

      "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

      "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to SECTION 13.1.

      "Institutional Investor" means (a) any original purchaser of a Note and
(b) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

      "Lease Rentals" shall mean, for any period, the aggregate amount of fixed rental or operating lease expense payable by the Company and its Restricted Subsidiaries with respect to leases of real and personal property (excluding Capital Lease Obligations) determined in accordance with GAAP.

      "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement (other than an operating lease) or Capital Lease, upon or with respect to any property or asset of such Person (including, in the case of stock, shareholder agreements, voting trust agreements and all similar arrangements).

      "Make-Whole Amount" shall have the meaning (i) set forth in SECTION 8.6 with respect to any Series 2004-A Note and (ii) set forth in the applicable Supplement with respect to any other Series of Notes.

      "Material" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole.

      "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, or (b) the rights, remedies and/or benefits of the holders of the Notes under this Agreement (including any Supplement) and the Notes, or (c) the rights, remedies and/or benefits of the holders of the Notes under the Subsidiary Guaranty or (d) the validity or enforceability of this Agreement (including any Supplement), the Notes or the Subsidiary Guaranty.

      "Material Subsidiary" means, at any time, any Restricted Subsidiary of the Company which, together with all other Restricted Subsidiaries of such Restricted Subsidiary, accounts for at least 5% of Consolidated Total Assets.

      "Memorandum" is defined in SECTION 5.3.

      "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

      "NAIC" is defined in SECTION 20.

      "Notes" is defined in SECTION 1.

      "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company or any Subsidiary Guarantor, as applicable, whose responsibilities extend to the subject matter of such certificate.

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

      "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

      "Plan" means an "employee benefit plan" (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA (other than a Multiemployer Plan) that is established or maintained, or to which contributions are made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

      "Priority Debt" means (without duplication), as of the date of any determination thereof, the sum of (i) all unsecured Debt of Restricted Subsidiaries (including all Guaranties of Debt of the Company) but excluding (v) Debt outstanding under the Canadian Term Loan in an aggregate principal amount not to exceed 38,500,000 Canadian Dollars, (w) unsecured Debt of Subsidiary Guarantors, (x) Debt owing to the Company or any Wholly-Owned Restricted Subsidiary, (y) Debt outstanding at the time such Person became a Restricted Subsidiary (other than an Unrestricted Subsidiary which is designated as a Restricted Subsidiary pursuant to SECTION 9.6 hereof), provided that such Debt shall have not been incurred in contemplation of such person becoming a Restricted Subsidiary, and
(z) all Guaranties of Debt of the Company by any Restricted Subsidiary which has also guaranteed the Notes and (ii) all Debt of the Company and its Restricted Subsidiaries secured by Liens other than Debt secured by Liens permitted by subparagraphs (a) through (i), inclusive, of SECTION 10.4.

      "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

      "PTE" is defined in SECTION 6.3.

      "Purchasers" means the purchasers of the Notes named in SCHEDULE A hereto.

      "QPAM Exemption" means PTE 84-14 issued by the United States Department of Labor.

      "Required Holders" means, at any time, the holders of more than 50% in principal amount of the Notes of each Series at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates and any Notes held by parties who are contractually required to abstain from voting with respect to matters affecting the holders of the Notes).

      "Responsible Officer" means any Senior Financial Officer of the Company and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

      "Restricted Subsidiary" means any Subsidiary in which: (i) at least a majority of the voting securities are owned by the Company and/or one or more wholly-owned Restricted Subsidiaries and (ii) the Company has not designated an Unrestricted Subsidiary by notice in writing given to the holders of the Notes.

      "Securities Act" means the Securities Act of 1933, as amended from time to time.

      "Senior Debt" means, as of the date of any determination thereof, all Consolidated Debt, other than Subordinated Debt.

      "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company or any Subsidiary Guarantor, as applicable.

      "Series" means any series of Notes issued pursuant to this Agreement or any Supplement hereto.

      "Series 2004-A Notes" is defined in SECTION 1.

      "Source" is defined in SECTION 6.3.

      "Subordinated Debt" means all unsecured Debt of the Company which shall contain or have applicable thereto subordination provisions providing for the subordination thereof to other Debt of the Company (including, without limitation, the obligations of the Company under this Agreement, any Supplement or the Notes).

      "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

      "Subsidiary Guarantor" means each Subsidiary which is party to the Subsidiary Guaranty.

      "Subsidiary Guaranty" is defined in SECTION 2.3.

      "Successor Corporation" is defined in SECTION 10.6.

      "Supplement" is defined in SECTION 2.2.

      "tranche" means all Notes of a Series having the same maturity, interest rate and schedule for mandatory prepayments.

      "Unrestricted Subsidiary" means any Subsidiary so designated by the Company.

      "Wholly-Owned Restricted Subsidiary" means, at any time, any Restricted Subsidiary one hundred percent of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Restricted Subsidiaries at such time.

                         CHANGES IN CORPORATE STRUCTURE

                                      None

                                  SCHEDULE 4.9
                          (to Note Purchase Agreement)

           SUBSIDIARIES OF THE COMPANY, OWNERSHIP OF SUBSIDIARY STOCK

                                                     Ownership
                                                   (by Genesee &
                                                    Wyoming Inc.
                               State of           unless otherwise          States of
Name of Subsidiary             Formation             indicated)             Operation
---------------------------    ----------     -------------------------     ---------
RESTRICTED
SUBSIDIARIES

Allegheny & Eastern            Delaware        100% owned by Buffalo &         PA
Railroad, LLC                                  Pittsburgh Railroad, Inc.

Arkansas Louisiana &           Delaware        100%                            AR/LA
Mississippi Railroad
Company

Buffalo & Pittsburgh           Delaware        100%                            NY/PA
Railroad, Inc.

P&L Junction Holdings, Inc.    New York        100%                            NY

Chattahoochee Industrial       Georgia         100%                            GA
Railroad

Commonwealth Railway,          Virginia        100% owned by Rail              VA
Incorporated                                   Link, Inc.

Corpus Christi Terminal        Delaware        100%                            TX
Railroad, Inc.

Fordyce and Princeton R.R.     Arkansas        100%                            AR
Company

GWI Holdings Pty Ltd           Western         100%
                               Australia

Genesee and Wyoming
Railroad Company               New York        100%                            NY

                                  SCHEDULE 5.4
                          (to Note Purchase Agreement)

                                                     Ownership
                                                   (by Genesee &
                                                    Wyoming Inc.
                               State of           unless otherwise            States of
Name of Subsidiary             Formation             indicated)               Operation
---------------------------    ----------     -------------------------       ---------
Genesee & Wyoming              Delaware        100%                            NY
Railroad Services, Inc.

Genesee & Wyoming              Canada          100% owned by GWI               Quebec
Canada Inc.                                    Canada, Inc.

Golden Isles Terminal          Delaware        100%                            GA
Railroad, Inc.

GWI Canada, Inc.               Delaware        100%                            Quebec

GWI Leasing Corporation        Delaware        100%                            CT

Huron Central Railway Inc.     Canada          100% owned by                   Ontario
                                               Genesee & Wyoming
                                               Canada Inc.

Illinois & Midland Railroad,   Delaware        100%                            IL
Inc.

Louisiana & Delta Railroad,    Delaware        100%                            LA
Inc.

Mirabel Railway, Inc.          Canada          100% owned by Genesee &
                                               Genesee & Wyoming
                                               Canada Inc.                     Quebec

Pittsburg & Shawmut            Delwara         100% owned by Buffalo           PA
Railroad, LLC                                  & Pittsburgh Railroad, Inc.

Portland & Western             New York        100%                            OR
Railroad, Inc.

                                      5.4-2

                                                     Ownership
                                                   (by Genesee &
                                                    Wyoming Inc.
                               State of           unless otherwise          States of
Name of Subsidiary             Formation             indicated)             Operation
---------------------------    ----------     -------------------------     --------------
Quebec-Gatineau Railway        Canada           100% owned by Genesee &     Quebec
Inc.                                            Wyoming
                                                Inc.

Rail Link, Inc.                Virginia         100%                        AZ/AR/CA/CO/F
                                                                            L/GA/LA/MI/MT
                                                                            /NC/PA/SC/TN/T
                                                                            X/UT/WY

Rochester & Southern           New York         100%                        NY
Railroad, Inc.

Savannah Port Terminal         Delaware         100%                        GA
Railroad, Inc.

Talleyrand Terminal            Virginia         100% owned by Rail          FL
Railroad Company, Inc.                          Link, Inc.

Willamette & Pacific           New York         100%                        OR
Railroad, Inc.

South Buffalo Railway          New York         100%                        NY
Company

Emons Transportation           Delaware         100%                        PA
Group, Inc.

Emons Finance Corp.            Delaware         100% owned by Emons         DE
                                                Transportation Group,
                                                Inc.

Emons Industries, Inc.         New York         100% owned by Emons         PA
                                                Transportation Group,
                                                Inc.

                                     5.4-3

                                                     Ownership
                                                   (by Genesee &
                                                    Wyoming Inc.
                               State of           unless otherwise          States of
Name of Subsidiary             Formation             indicated)             Operation
---------------------------    ----------     -------------------------     ---------
Maine Intermodal               Delaware         100% owned by Emons         ME
Transportation, Inc.                            Transportation Group,
                                                Inc.

York Rail Logistics, Inc.      Delaware         100% owned by Emons         PA
                                                Transportation Group,
                                                Inc.

Emons Railroad Group, Inc.     Delaware         100% owned by Emons         PA
                                                Transportation Group,
                                                Inc.

York Railway Company           Delaware         100% owned by Emons         PA
                                                Railroad Group, Inc.

Maryland and Pennsylvania      Delaware         100% owned by York
Railroad, LLC                                   Railway Company             PA/MD

Yorkrail, LLC                  Delaware         100% owned by York          PA
                                                Railway Company

St. Lawrence & Atlantic        Delaware         100% owned by Emons         ME/NH/VT
Railroad Company                                Railroad Group, Inc.

St. Lawrence & Atlantic        Quebec           100% owned by Emons         Quebec
Railroad (Quebec), Inc.                         Quebec Group, Inc.

SLR Leasing Corp.              Delaware         100% owned by St.           ME/NH/VT
                                                Lawrence & Atlantic
                                                Railroad Company

Utah Railway Company           Utah             100%                        UT

                                     5.4-4

                                                     Ownership
                                                   (by Genesee &
                                                    Wyoming Inc.
                               State of           unless otherwise          States of
Name of Subsidiary             Formation             indicated)             Operation
---------------------------    ----------     -------------------------     ---------
Salt Lake City Southern        Delaware       100% by Utah Railway          UT
Railroad Company, Inc.                        Company

                                     5.4-5

                                                     Ownership
                                 State of      (by Genesee & Wyoming Inc.     States of
Name of Subsidiary              Formation      unless otherwise indicated)    Operation
----------------------------   ------------    --------------------------    -----------
UNRESTRICTED
SUBSIDIARIES

Breaux Bridge Railroad, Inc.   Delaware        100%                          LA

Genesee & Wyoming              Delaware        100%                          Holding Co.
Investors, Inc.

GWI Dayton, Inc.               Delaware        100%                          Holding Co.

GW Logistics, Inc.             Delaware        100%                          OR

GWI Rail Management            Delaware        100%                          Holding Co.
Corporation

Finger Lakes Railway           Delaware        44.0% Genesee & Wyoming,
Company                                        Inc.

Kittanning Equipment           Pennsylvania    100%                          PA
Leasing Company

Tazewell & Peoria Railroad,    Delaware        100%                          IL
Inc.

G.W. Mexico, S.A. de C.V.      Mexico          99%

GW Servicios, S.A. de C.V.     Mexico          86.84% Genesee & Wyoming,
                                               Inc.; 13.16% IFC

Compania de Ferrocarriles                      96.53% owned by Servicios;
Chiapas-Mayab, S.A. de C.V.    Mexico          3.47% by Genesee & Wyoming
                                               Inc.

                                     5.4-6

                                                              Ownership
                                   State of           (by Genesee & Wyoming Inc.        States of
Name of Subsidiary                Formation           unless otherwise indicated)       Operation
---------------------------      ------------         --------------------------        ---------
Australia Southern Railroad      South Australia      100% owned by Australian
Pty Ltd.                                              Railroad Group Pty Ltd

S A Rail Pty Limited             South Australia      100% owned by Australian
                                                      Southern Railroad Pty Limited

Genesee & Wyoming                Bolivia              90% GWI; 10% owned by
Bolivia S.R.L.                                        Unirail

Latin American Rail, LLC         New York             47.5% GWI; 52.5% Unirail,
                                                      LLC

Australia Northern Railroad      Australia            100% owned by Australian
Pty Limited                                           Railraod Group Pty Ltd

Viper Line Pty Ltd               South Australia      100% owned by Australian
                                                      Railroad Group Pty Ltd

Asia Pacific Transport Pty       South Australia      50% owned by Australian
Ltd                                                   Southern Railroad, Pty Ltd;
                                                      50% Brown & Root
                                                      Engineering & Construction Pty
                                                      Ltd (parent of Kinhill Pty Ltd)

GWA Holdings, Pty Ltd            Australia            100% owned by Australian
                                                      Railroad Group Pty Ltd

GWA Northern                     Australia            100% owned by GWA
                                                      Holdings, Pty Ltd

GWA Operations North             Australia            100% owned by GWA
                                                      Holdings, Pty Ltd

                                     5.4-7

                                                          Ownership
                                 State of          (by Genesee & Wyoming Inc.        States of
Name of Subsidiary               Formation          unless otherwise indicated)      Operation
---------------------------      ---------        ------------------------------     ---------
Australian Railroad Group        Western          50% owned by GWI Holdings
Pty Ltd                          Australia        Pty Ltd (50% owned by
                                                  Wesfarmers Railroad Holdings
                                                  Pty Limited, Western Australia)

AWR Holdings WA Pty Ltd          Western          100% owned by Australian
                                 Australia        Railroad Group Pty Ltd

ARG Financing Pty Ltd            Western          100% owned by Australian
                                 Australia        Railroad Group Pty Ltd

ARG Risk Management Pty Ltd      Western          100% owned by Australian
                                 Australia        Railroad Group Pty Ltd

Australia Western Railroad       Western          100% owned by AWR Holdings
Pty Ltd                          Australia        WA Pty Ltd

AWR Lease Co Pty Ltd             Western          100% owned by Australia
                                 Australia        Western Railroad Pty Ltd

Westrail Freight                 Western          100% owned by AWR Holdings
Employment Pty Ltd               Australia        WA Pty Ltd

Westrail Freight Pty Ltd         Western          100% owned by Australia Western
                                 Australia        Railroad Pty Ltd

Westrail Freight Services        Western          100% owned by Australia
Pty Ltd                          Australia        Western Railroad Pty Ltd

Westrail Logistics Pty Ltd       Western          100% owned by Australia Western
                                 Australia        Railroad Pty Ltd

                                     5.4-8

                                                          Ownership
                                 State of          (by Genesee & Wyoming Inc.        States of
Name of Subsidiary               Formation          unless otherwise indicated)      Operation
---------------------------      ---------        ------------------------------     ---------
WestNet Rail Pty Ltd             Western          100% owned by AWR Holdings
                                 Australia        WA Pty Ltd

WestNet StandardGauge Pty        Western          100% owned by WestNet Rail
Ltd.                             Australia        Pty Ltd

WestNet NarrowGauge Pty Ltd      Western          100% owned by WestNet Rail
                                 Australia        Pty Ltd

ARG Sell Down Holdings           Western          100% owned by Australian
                                 Australia        Railroad Group Pty Ltd

AER Holdings                     Western          100% owned by Australian
                                 Australia        Railroad Group Pty Ltd

ARG Sell Down No. 1              Western          100% owned by ARG Sell
                                 Australia        Down Holdings

ARG Sell Down No. 2              Western          100% owned by ARG Sell
                                 Australia        Down Holdings

Australia Eastern Railroad       Western          100% owned by AER Holdings
                                 Australia

Australia Eastern Railroad       Western          100% owned by Australia
No.2                             Australia        Eastern Railroad

Erie Holdings Co.                New York         100%                               NY

The Dansville and Mount          New York         99% - 454 shares out of a total    NY
Morris Railroad Company                           of 458 shares issued and
                                                  outstanding are owned by
                                                  Genesee & Wyoming Inc.

                                     5.4-9

                              FINANCIAL STATEMENTS

                   Second Fiscal Quarter Ending June 30, 2004
 Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission

                      Fiscal Year Ending December 31, 2003
  Annual Report on Form 10-K filed with the Securities and Exchange Commission

                                  SCHEDULE 5.5
                          (to Note Purchase Agreement)

                             LICENSES, PERMITS, ETC.

                                      None

                                  SCHEDULE 5.11
                          (to Note Purchase Agreement)

                           EXISTING DEBT; FUTURE LIENS

      1. Emons' State Funded Loans. The State of Maine 94-1, the State of Maine 95-1 loan, the New Hampshire Bond and the Promissory Note in favor of Canadian National, with an aggregate outstanding balance of $1,356,817 as of September 30, 2004.

      2. Williamette Valley Note. The Installment Note dated as of February 5, 1997 between WPR and Valley Development Initiatives provided for a loan from Valley Development Initiatives in an aggregate principal amount of not more than $400,000, having an interest rate of five percent (5%) per annum and a term of ten years, in substantially the form delivered to the Administrative Agent, with outstanding principal of $123,356 as of September 30, 2004.

      3. Loans from the State of Illinois to the Illinois & Midland Railroad, dated as of March 22, 1995 and July 13, 1996, with aggregate outstanding principal of $514,738 as of September 30, 2004.

      4. Fourth Amended and Restated Revolving Credit and Term Loan Agreement, dated as of October 31, 2002, among the Company, Quebec-Gatineau Railway Inc., the Guarantors, the Administrative Agent and the Banks with principal outstanding as of September 30, 2004 of (1):

                    a. US Revolver -           $ 77,700,000
                    b. Canadian Term Loan -    $ 30,516,593 (2)

----------
(1)   To be paid with the proceeds of the Bank Credit Agreement

(2)   US Dollar equivalent of Canadian Dollar principal

                                  SCHEDULE 5.15
                          (to Note Purchase Agreement)

                                 EXISTING LIENS

                See attached list of equipment and office leases

                                  SCHEDULE 10.4
                          (to Note Purchase Agreement)

                             AFFILIATE TRANSACTIONS

The Company is required by the terms of the Financial Support Agreement dated December 5, 2000 between the Company, its Mexican subsidiaries GW Servicios, S.A. de C.V. ("Servicios") and Compania de Ferrocarriles Chiapas-Mayab, S.A. de C.V. ("FCCM") and the lenders thereto ("Senior Lenders"), to provide cash to Servicios and FCCM in an amount up to US$8.0 million, if necessary, to meet their investment and financial obligations prior to completing the investment phase of the project described therein ("Physical Completion") and up to $7.5 million, if necessary, to meet their debt service obligations prior to completing the financial phase of said project. As of September 30, 2004, Servicios and FCCM had not achieved Physical Completion. In September 2004, the Company provided $1.7 million to FCCM pursuant to this financial support agreement as a long-term loan subordinated to the Senior Lenders' loans.

                                  SCHEDULE 10.7
                          (to Note Purchase Agreement)

                                 [FORM OF NOTE]

                             GENESEE & WYOMING INC.

              4.85% SERIES 2004-A SENIOR NOTE, DUE NOVEMBER 1, 2011

No. [_______]                                                             [Date]
$[__________]                                                    PPN 371559 A* 6

      FOR VALUE RECEIVED, the undersigned, GENESEE & WYOMING INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [_____________________] or registered assigns, the principal sum of [______________] DOLLARS on November 1, 2011 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 4.85% per annum from the date hereof, payable semi-annually, on the first day of May and November in each year and at maturity, commencing on May 1, 2005, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate of 6.85% per annum.

      Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

      This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement, dated as of November 12, 2004 (as from time to time amended, supplemented or modified, the "Note Purchase Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in SECTION 20 of the Note Purchase Agreement and (ii) to have made the representations set forth in SECTIONS 6.1 and 6.3 of the Note Purchase Agreement.

      This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

                                    EXHIBIT 1
                          (to Note Purchase Agreement)

      This Note is not subject to regularly scheduled prepayments of principal. This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

      Pursuant to the Subsidiary Guaranty Agreement dated as of November 12, 2004 (as amended, restated or otherwise modified from time to time, the "Subsidiary Guaranty"), certain Subsidiaries of the Company have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and the performance by the Company of its obligations contained in the Note Purchase Agreement all as more fully set forth in said Subsidiary Guaranty.

      If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

      This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York.

                                                GENESEE & WYOMING INC.

                                                By _____________________________
                                                   Name: _______________________
                                                   Title: ______________________

                                     E-1-2

                               GUARANTY AGREEMENT

                                   EXHIBIT 2.3
                          (to Note Purchase Agreement)

================================================================================

                               Guaranty Agreement



                          Dated as of November 12, 2004



                Re: $75,000,000 4.85% Series 2004-A Senior Notes,
                              Due November 1, 2011
                                       of
                             Genesee & Wyoming Inc.

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
                                TABLE OF CONTENTS

                          (Not a part of this Guaranty)

Section                          Heading                                   Page
Parties................................................................      1

Recitals...............................................................      1

Section 1.   Definitions...............................................      2

Section 2.   Guaranty of Notes and Note Purchase Agreement.............      2

Section 3.   Guaranty of Payment and Performance.......................      3

Section 4.   General Provisions Relating to the Guaranty...............      3

Section 5.   Representations and Warranties of the Guarantors..........      8

Section 6.   Guarantor Covenants.......................................     10

Section 7.   Amendments, Waivers and Consents..........................     10

Section 8.   Notices...................................................     11

Section 9.   Payments Free and Clear of Taxes..........................     12

Section 10.  Miscellaneous.............................................     14

Section 11.  Indemnity.................................................     17

Signature..............................................................     18



Attachments to Guaranty Agreement:

Exhibit A  -- Guaranty Joinder
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                               GUARANTY AGREEMENT


                Re: $75,000,000 4.85% Series 2004-A Senior Notes,
                              Due November 1, 2011
                                       of
                             Genesee & Wyoming Inc.


      This Guaranty Agreement dated as of November 12, 2004 (the "Guaranty") is entered into on a joint and several basis by each of the undersigned, together with any entity which may become a party hereto by execution and delivery of a Guaranty Joinder in substantially the form set forth as Exhibit A hereto (a "Guaranty Joinder") (which parties are hereinafter referred to individually as a "Guarantor" and collectively as the "Guarantors").


                                    RECITALS

      A. Each Guarantor is presently a direct or indirect Subsidiary of Genesee & Wyoming Inc., a Delaware corporation (the "Company").

      B. In order to raise funds to refinance existing indebtedness and for general corporate purposes, the Company has entered into that certain Note Purchase Agreement, dated as of November 12, 2004 (the "Note Purchase Agreement") between the Company and each of the purchasers named on Schedule A attached thereto (the "Note Purchasers"; together with their successors, assigns or any other future holders from time to time of the Notes, the "Holders") providing for, among other things, the issue and sale by the Company to the Note Purchasers of the Company's 4.85% Series 2004-A Senior Notes, due November 1, 2011 in the aggregate principal amount of $75,000,000 (the "Notes").

      C. The Note Purchasers have required as a condition to their purchase of the Notes that the Company cause each of the undersigned to enter into this Guaranty and to cause each Subsidiary which hereafter at any time provides security or other credit support of any kind with respect to, or otherwise becomes guarantor of, the Debt of the Company outstanding under the Bank Credit Agreement to enter into a Guaranty Joinder, in each case as security for the Notes, and the Company has agreed to cause each of the undersigned to execute this Guaranty and to cause each such Subsidiary to execute a Guaranty Joinder, in each case in order to induce the Note Purchasers to purchase the Notes and thereby benefit the Company and its Subsidiaries by providing funds to enable the Company to refinance existing indebtedness and to enable the Company and its Subsidiaries to have funds available for general corporate purposes.

      D. Each of the Guarantors will derive substantial direct and indirect benefit from the sale of the Notes to the Note Purchasers.

      Now, therefore, as required by the Note Purchase Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, each Guarantor does hereby covenant and agree, jointly and severally, as follows:

Section 1. Definitions.

      Capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

Section 2. Guaranty of Notes and Note Purchase Agreement.

      (a) Subject to the limitation set forth in SECTION 2(B) hereof, each Guarantor jointly and severally does hereby irrevocably, absolutely and unconditionally guarantee unto the Holders: (1) the full and prompt payment of the principal of, Make-Whole Amount, if any, and interest on the Notes from time to time outstanding, as and when such payments shall become due and payable, whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise (including (to the extent legally enforceable) interest due on overdue payments of principal, Make-Whole Amount, if any, and interest) in Federal or other immediately available funds of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and prompt performance, observance and payment by the Company of each and all of the indebtedness, indemnities, obligations, covenants and agreements required to be performed or owed by the Company under the terms of the Notes and the Note Purchase Agreement and (3) the full and prompt payment, upon demand by any Holder, of all reasonable costs and expenses, legal or otherwise (including reasonable attorneys' fees), if any, as shall have been expended or incurred in the protection or enforcement of any rights, privileges or liabilities in favor of the Holders under or in respect of the Notes, the Note Purchase Agreement or under this Guaranty or in any action in connection therewith or herewith and in each and every case irrespective of the validity, regularity, or enforceability of any of the Notes or Note Purchase Agreement or any of the terms thereof or any other like circumstance or circumstances.

      (b) The obligations of any Guarantor hereunder shall be limited to the lesser of (i) the obligations of the Company guaranteed hereunder, or (ii) a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), if and to the extent such Guarantor (or a trustee on its behalf) has properly invoked the protections of the Fraudulent Transfer Laws in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws.

Section 3. Guaranty of Payment and Performance.

      This is a guarantee of payment and performance and each Guarantor hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of any Note or the Note Purchase Agreement be brought against the Company or any other Person or that resort be had to any direct or indirect security for the Notes or for this Guaranty or any


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other remedy. Any Holder may, at its option, proceed hereunder against any
Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Company or any other Person and without first resorting to any direct or indirect security for the Notes or for this Guaranty or any other remedy. The liability of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Holder of any direct or indirect security for, or other guaranty of, any Debt, liability or obligation of the Company or any other Person to any Holder or by any failure, delay, neglect or omission by any Holder to realize upon or protect any such guaranty, Debt, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any such Holder.

      The covenants and agreements on the part of the Guarantors herein contained shall be joint and several covenants and agreements, and references to the Guarantors shall be deemed references to each of them and none of them shall be released from liability hereunder by reason of this Guaranty ceasing to be binding as a continuing security on any other of them.

Section 4. General Provisions Relating to the Guaranty.

      (a) Each Guarantor hereby consents and agrees that any Holder or Holders from time to time, with or without any further notice to or assent from any other Guarantor may, without in any manner affecting the liability of any Guarantor under this Guaranty, and upon such terms and conditions as any such Holder or Holders may deem advisable:

            (1) extend in whole or in part (by renewal or otherwise), modify, increase, change, compromise, release or extend the duration of the time for the performance or payment of any Debt, liability or obligation of the Company or of any other Person secondarily or otherwise liable for any Debt, liability or obligations of the Company on the Notes, or waive any Default with respect thereto, or waive, modify, amend or change any provision of any other agreement or this Guaranty; or

            (2) sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any Debt, liability or obligation of the Company or of any other Person secondarily or otherwise liable for any Debt, liability or obligation of the Company on the Notes; or

            (3) settle, adjust or compromise any claim of the Company against any other Person secondarily or otherwise liable for any Debt, liability or obligation of the Company on the Notes.

      Each Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets


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which it might or could have by reason thereof, it being understood that such
Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.

      (b) Each Guarantor hereby waives, to the fullest extent permitted by law:

            (1) notice of acceptance of this Guaranty by the Holders or of the creation, renewal or accrual of any liability of the Company, present or future, or of the reliance of such Holders upon this Guaranty (it being understood that all Debt, liabilities and obligations described in SECTION 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty); and

            (2) demand of payment by any Holder from the Company or any other Person indebted in any manner on or for any of the Debt, liabilities or obligations hereby guaranteed; and

            (3) presentment for the payment by any Holder or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to such Guarantor.

      The obligations of each Guarantor under this Guaranty and the rights of any Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination (other than by payments in cash in full of the Notes and the obligations of the Company under the Note Purchase Agreement), whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

      (c) The obligations of each Guarantor hereunder shall be binding upon such Guarantor and its successors and assigns, and shall remain in full force and effect until the entire principal, interest and Make-Whole Amount, if any, on the Notes and all other sums due pursuant to SECTION 2 shall have been paid and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not with notice to or the consent of the Guarantors:

            (1) the genuineness, validity, regularity or enforceability of the Notes, the Note Purchase Agreement or any other agreement or any of the terms of any thereof, the continuance of any obligation on the part of the Company, any other Guarantor or any other Person on or in respect of the Notes or under the Note Purchase Agreement or any other agreement or the power or authority or the lack of power or authority of the Company to issue the Notes or the Company to execute and deliver the Note Purchase Agreement or any other agreement or of any other Guarantor to execute and deliver this Guaranty or any other agreement or to perform any of its obligations hereunder or the existence or continuance of the Company, any other Guarantor or any other Person as a legal entity; or


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            (2) any default, failure or delay, willful or otherwise, in the performance by the Company, any other Guarantor or any other Person of any obligations of any kind or character whatsoever under the Notes, the Note Purchase Agreement, this Guaranty or any other agreement; or

            (3) any creditors' rights, bankruptcy, receivership or other insolvency proceeding of the Company, any other Guarantor or any other Person or in respect of the property of the Company, any other Guarantor or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, the sale of all or substantially all of the assets of or winding up of the Company, any other Guarantor or any other Person; or

            (4) impossibility or illegality of performance on the part of the Company, any other Guarantor or any other Person of its obligations under the Notes, the Note Purchase Agreement, this Guaranty or any other agreements; or

            (5) in respect of the Company, any other Guarantor or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company, any other Guarantor or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company, any other Guarantor or any other Person and whether or not of the kind hereinbefore specified; or

            (6) any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, Debt, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against the Company, any Guarantor or any other Person or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable in respect of the Notes or under the Note Purchase Agreement or this Guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

            (7) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Company, any Guarantor or any other Person of its respective obligations under or in respect of the Notes, the Note Purchase Agreement, this Guaranty or any other agreement; or

            (8) the failure of any Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or


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            (9) any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to any Guarantor of failure of the Company, any other Guarantor or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes, the Note Purchase Agreement, this Guaranty or any other agreement or failure to resort for payment to the Company, any other Guarantor or to any other Person or to any other guaranty or to any property, security, Liens or other rights or remedies; or

            (10) the acceptance of any additional security or other guaranty, the advance of additional money to the Company or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, the Note Purchase Agreement or any other agreement, or the sale, release, substitution or exchange of any security for the Notes; or

            (11) any merger or consolidation of the Company, any other Guarantor or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of the Company, any other Guarantor or any other Person to any other Person, or any change in the ownership of any shares of the Company, any other Guarantor or any other Person; or

            (12) any defense whatsoever that: (i) the Company or any other Person might have to the payment of the Notes (principal, Make-Whole Amount, if any, or interest), other than payment thereof in Federal or other immediately available funds, or (ii) the Company or any other Person might have to the performance or observance of any of the provisions of the Notes, the Note Purchase Agreement or any other agreement, whether through the satisfaction or purported satisfaction by the Company, any other Guarantor or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise, other than the defense of indefeasible payment in full in cash of the Notes; or

            (13) any act or failure to act with regard to the Notes, the Note Purchase Agreement, this Guaranty or any other agreement or anything which might vary the risk of any Guarantor or any other Person; or

            (14) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor or any other Person in respect of the obligations of any Guarantor or other Person under this Guaranty or any other agreement, other than the defense of the indefeasible payment in full in cash of the Notes;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty that the obligations of each Guarantor shall be absolute, irrevocable and unconditional and shall not be discharged, impaired or varied except by the payment of the principal of, Make-Whole Amount, if any, and interest on the


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Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided and all other sums due and payable under the Note Purchase Agreement, at the place specified in and all in the manner and with the effect provided in the Notes and the Note Purchase Agreement, as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under or in respect of the terms of the Notes or the Note Purchase Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company under the Notes or the Note Purchase Agreement, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

      (d) All rights of any Holder hereunder may be transferred or assigned at any time and shall be considered to be transferred or assigned at any time or from time to time upon the transfer of any Note whether with or without the consent of or notice to the Guarantors under this Guaranty or to the Company.

      (e) To the extent of any payments made under this Guaranty, each Guarantor shall be subrogated to the rights of the Holder or Holders upon whose Notes such payment was made, but such Guarantor covenants and agrees that such right of subrogation shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all amounts due and owing by the Company with respect to the Notes and the Note Purchase Agreement and by the Guarantors under this Guaranty, and the Guarantors shall not take any action to enforce such right of subrogation, and the Guarantors shall not accept any payment in respect of such right of subrogation, until all amounts due and owing by the Company under or in respect of the Notes and the Note Purchase Agreement and all amounts due and owing by the Guarantors hereunder have indefeasibly been finally paid in cash in full. If any amount shall be paid to any Guarantor in violation of the preceding sentence at any time prior to the later of the indefeasible payment in cash in full of the Notes and all other amounts payable under the Notes, the Note Purchase Agreement and this Guaranty, such amount shall be held in trust for the benefit of the Holders and shall forthwith be paid to the Holders to be credited and applied to the amounts due or to become due with respect to the Notes and all other amounts payable under the Note Purchase Agreement and this Guaranty, whether matured or unmatured. Each Guarantor acknowledges that it has received direct and indirect benefits from the financing arrangements contemplated by the Note Purchase Agreement and that the waiver set forth in this paragraph (e) is knowingly made as a result of the receipt of such benefits.

      (f) Each Guarantor agrees that to the extent the Company, any other Guarantor or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantors' obligations hereunder, as if said payment had not been made. The liability of the Guarantors hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating


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
thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity, or fraud asserted by any account debtor or by any other Person. If an Event of Default shall exist and the acceleration of the Notes shall at any time be prevented by reason of the pendency of a case or proceedings relating to the Company under bankruptcy or insolvency law for purposes of this Guaranty and the obligations of the Guarantors hereunder, the Notes shall be deemed to have been accelerated with the same effect as if the Notes had been accelerated in accordance with the terms of the Note Purchase Agreement upon the request of the requisite percentage of the holders of the Notes, if any, required to accelerate the indebtedness evidenced by the Notes pursuant to the Note Purchase Agreement.

      (g) No Holder shall be under any obligation: (1) to marshall any assets in favor of the Guarantors or in payment of any or all of the liabilities of the Company under or in respect of the Notes or the obligations of the Guarantors hereunder or (2) to pursue any other remedy that the Guarantors may or may not be able to pursue themselves and that may lighten the Guarantors' burden, any right to which each Guarantor hereby expressly waives.

Section 5. Representations and Warranties of the Guarantors.

      Each Guarantor represents and warrants to each Holder that:

      (a) Such Guarantor is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (1) the validity or enforceability of this Guaranty or (2) the rights and/or remedies of the Holders under this Guaranty. Such Guarantor has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof.

      (b) This Guaranty has been duly authorized, executed and delivered by all necessary action on the part of such Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws affecting the enforcement of creditors' rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      (c) The execution, delivery and performance by such Guarantor of this Guaranty will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor or any of its subsidiaries under its organizational documents, or under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, or any other material agreement or instrument to which such Guarantor or any of its subsidiaries is bound or by which such Guarantor or any of its subsidiaries or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or any of its subsidiaries or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor or any of its subsidiaries.

      (d) No consent, approval or authorization of or declaration, registration or filing with any Governmental Authority is required in connection with the execution or delivery of this Guaranty, or the performance by such Guarantor of its obligations hereunder.

      (e) There are no actions, suits or proceedings pending, or, to the knowledge of such Guarantor, threatened in writing against or affecting such Guarantor which seek to enjoin, or otherwise prevent the consummation of, the transactions contemplated herein or to recover any damages or obtain any relief as a result of any of the transactions contemplated herein in any court or before any arbitrator of any kind or before or by any Governmental Authority.

      (f) The obligations of such Guarantor under this Guaranty are equal in rank and priority and are pari passu in right of payment with all other Debt of such Guarantor (including Debt of such Guarantor due and owing under the guaranty provided by such Guarantor in connection with the Bank Credit Agreement) which is not secured or which is not expressly subordinated in right of payment to any other Debt of such Guarantor.

      (g) On the Closing Date and after giving effect to the transactions contemplated by the Note Purchase Agreement and this Guaranty, such Guarantor is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. Such Guarantor does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due. Such Guarantor will not be rendered insolvent by the execution and delivery of, and performance of its obligations under, this Guaranty. Such Guarantor does not intend to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, this Guaranty.

Section 6. Guarantor Covenants.

      Each Guarantor hereby covenants and agrees that (i) it will comply with each of the covenants and agreements set forth in Sections 7, 9 and 10 of the Note Purchase Agreement and (ii) the obligations of such Guarantor under this Guaranty are and at all times shall remain unsecured obligations of such Guarantor ranking pari passu in right of payment with all other Debt of such Guarantor (including Debt of such Guarantor due and owing under the guaranty provided by such Guarantor in connection with the Bank Credit Agreement) which is not secured or which is not expressly subordinated in right of payment to any other Debt of such Guarantor.


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Section 7. Amendments, Waivers and Consents.

      (a) This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Required Holders, except that (1) no amendment or waiver of any of the provisions of SECTION 2, 3 or 4, or any defined term (as it is used therein), will be effective as to any Holder unless consented to by such Holder in writing, (2) no such amendment or waiver may, without the written consent of each Holder, (i) change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver, or (ii) amend this SECTION 7, and (3) this Guaranty may be amended by (A) the addition of additional Guarantors pursuant to a Guaranty Joinder and (B) the addition of Additional Notes pursuant to a Supplement and a Guaranty Ratification relating thereto.

      Notwithstanding any other provision contained in this SECTION 7 or elsewhere in this Guaranty to the contrary, Notes which at any time are held by any Guarantor, the Company or by any Affiliate of the Company shall not be deemed outstanding for purposes of any vote, consent, approval, waiver or other action required or permitted to be taken by the holders of Notes, or by any of them, under the provisions of this SECTION 7, and none of such Guarantors, the Company nor any such Affiliate shall be entitled to exercise any right as a holder of Notes with respect to any such vote, consent, approval or waiver or to take or participate in taking any such action at any time.

      (b) Each Guarantor will provide each Holder (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Guarantors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this SECTION 7 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders.

      (c) Each Guarantor agrees it will not directly or indirectly pay or cause to be paid any remuneration, whether by way of fee or otherwise, or grant any security, to any Holder as consideration for or as an inducement to the entering into by any Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.

      (d) Any amendment or waiver consented to as provided in this SECTION 7 applies equally to all Holders and is binding upon them and upon each future holder and upon the Guarantors. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Guarantors and any Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any Holder. As used herein, the term "this Guaranty" and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.

Section 8. Notices.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

            (1) if to a Note Purchaser, to such Note Purchaser at the address specified for such communications on Schedule A to the Note Purchase Agreement or at such other address as such Note Purchaser shall have specified to any Guarantor or the Company in writing,

            (2) if to any other Holder, to such Holder at such address as such Holder shall have specified to any Guarantor or the Company in writing, or

            (3) if to the Company, to the Company at 66 Field Point Road, Greenwich, Connecticut 06830 or at such other address as the Company shall have specified to the Holders in writing, or

            (4) if to any Guarantor, to such Guarantor at c/o Genesee & Wyoming Inc., 66 Field Point Road, Greenwich, Connecticut 06830 or at such other address as such Guarantor shall have specified to the Holders in writing.

      Notices under this SECTION 8 will be deemed given only when actually received. Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Guaranty shall be in English or accompanied by an English translation thereof.

      This Guaranty has been prepared and signed in English and the parties hereto agree that the English version hereof and thereof (to the maximum extent permitted by applicable law) shall be the only version valid for the purpose of the interpretation and construction hereof and thereof notwithstanding the preparation of any translation into another language hereof or thereof, whether official or otherwise or whether prepared in relation to any proceedings which may be brought in a jurisdiction outside the United States of America or any other jurisdiction in respect hereof or thereof.

Section 9. Payments Free and Clear of Taxes.

      All payments whatsoever under this Guaranty will be made by each Guarantor in lawful currency of the United States of America free and clear of, and without liability or withholding or deduction for or on account of, any present or future taxes, levies, imposts, duties, fees, charges, deductions, withholding, restrictions or conditions of any nature whatsoever (hereinafter called "Taxes") imposed or levied by or on behalf of any jurisdiction other than the United States (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a "Taxing Jurisdiction"), unless the withholding or deduction of such Tax is compelled by law.

      If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by any Guarantor under this Guaranty, such Guarantor will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each Holder such additional amounts as may be necessary in order that the net amounts paid to such Holder pursuant to the terms of this Guaranty after such deduction, withholding or payment (including, without limitation, any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such Holder under the terms of this Guaranty before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

            (a) any Tax that would not have been imposed but for the existence of any present or former connection between such Holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation or any Person other than the Holder to whom the Notes or any amount payable thereon is attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof, including, without limitation, such Holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for such Guarantor, after the date of the Closing, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of this Guaranty or the Notes are made to, the Taxing Jurisdiction imposing the relevant Tax;

            (b) any Tax that would not have been imposed but for the delay or failure by such Holder (following a written request by such Guarantor) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such Holder to avoid or reduce such Taxes, provided that for Forms required to be filed in the United States ("U.S. Forms") such Holder is legally able to deliver such U.S. Forms, or, for Forms required to be filed in other jurisdictions ("non-U.S. Forms"), the filing of such non-U.S. Forms would not (in such Holder's reasonable judgment) impose any unreasonable burden (in time, resources or otherwise) on such Holder or result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such Holder, and provided further that such Holder shall be deemed to have satisfied the requirements of this clause (b) upon the good faith completion and submission of such Forms as may be specified in a written request of such Guarantor no later than sixty (60) days after receipt by such Holder of such written request (accompanied by copies of such Forms and related instructions, if any, all in the English language or with an English translation thereof); or

            (c) any combination of clauses (a) and (b) above;

and provided further that in no event shall such Guarantor be obligated to pay such additional amounts (i) to any Holder not resident in the United States of America or any other jurisdiction in which an original Note Purchaser is resident for tax purposes on the date of the Closing in excess of the amounts that such Guarantor would be obligated to pay if such Holder had been a resident of the United States of America or such other jurisdiction, as applicable, for purposes of, and eligible for the benefits of, any double taxation treaty from time to time in effect between the United States of America or such other jurisdiction and the relevant Taxing Jurisdiction or (ii) to any Holder registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and such Guarantor shall have given timely notice of such law or interpretation to such Holder.

      By acceptance of any Note, each Holder agrees that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by any Guarantor all such forms, certificates, documents and returns provided to such Holder by such Guarantor (collectively, together with instructions for completing the same, "Forms") required to be filed by or on behalf of such Holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between the United States and such Taxing Jurisdiction and (y) provide any Guarantor with such information with respect to such Holder as such Guarantor may reasonably request in order to complete any such Forms, provided that nothing in this SECTION 9 shall require any Holder to deliver any U.S. Form it is not legally able to deliver or provide information with respect to any non-U.S. Form or otherwise if in the opinion of such Holder such non-U.S. Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such Holder, and provided further that each such Holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such Holder to such Guarantor or mailed to the appropriate taxing authority (which in the case of a United Kingdom Inland Revenue Form FD13 or any similar Form shall be deemed to occur when such Form is submitted to the United States Internal Revenue Service in accordance with instructions contained in such Form), whichever is applicable, within sixty (60) days following a written request of such Guarantor (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least ninety (90) days prior to the relevant interest payment date.

      On or before the date of the Closing such Guarantor will furnish you with copies of the appropriate Form (and English translation if required as aforesaid) currently required to be filed in a Taxing Jurisdiction pursuant to clause (b) of the first paragraph of this SECTION 9, if any, and in connection with the transfer of any Note such Guarantor will furnish the transferee of such Note with copies of any Form and English translation then required.

      Each Guarantor will furnish the Holders, promptly and in any event within sixty (60) days after the date of any payment by such Guarantor of any Tax in respect of any amounts paid under this Guaranty, the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of such Guarantor, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any Holder.

      If any Guarantor is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Tax in respect of which such Guarantor would be required to pay any additional amount under this SECTION 9, but for any reason does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against the Holder, and such Holder pays such liability, then such Guarantor will promptly reimburse such Holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by such Guarantor) upon demand by such Holder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

      If any Guarantor makes payment to or for the account of any Holder and such Holder is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such Holder shall, as soon as practicable after receiving written request from such Guarantor (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by such Guarantor, subject, however, to the same limitations with respect to Forms as are set forth above.

      The obligations of each Guarantor under this SECTION 9 shall survive the payment or transfer of any Note and the provisions of this SECTION 9 shall also apply to successive transferees of the Notes.

Section 10. Miscellaneous.

      (a) No remedy herein conferred upon or reserved to any Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle any Holder to exercise any remedy reserved to it under this Guaranty, it shall not be necessary for such Holder to physically produce its
Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

      (b) The Guarantors will pay all sums becoming due under this Guaranty by the method and at the address specified for such purpose in the Note Purchase Agreement, or by such other reasonable method or at such other address as any Holder shall have from time to time specified to the Guarantors in writing for such purpose, without the presentation or surrender of this Guaranty or any Note.

      (c) Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

      (d) If the whole or any part of this Guaranty shall be now or hereafter become unenforceable against any one or more of the Guarantors for any reason whatsoever or if it is not executed by any one or more of the Guarantors, this Guaranty shall nevertheless be and remain fully binding upon and enforceable against each other Guarantor as if it had been made and delivered only by such other Guarantors.

      (e) This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of each Holder and its successors and assigns (including, without limitation, any subsequent Holder) whether so expressed or not, so long as its Notes remain outstanding and unpaid.

      (f) This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

      (g) Each Guarantor covenants that, so long as any Holder shall hold any of the Notes, it shall cooperate with such Holder and execute such further instruments and documents as such Holder shall reasonably request to carry out to such Holder's satisfaction the transactions contemplated by this Guaranty.

      (h) All representations and warranties contained herein or made in writing by or on behalf of any party to this Guaranty or otherwise in connection herewith, shall (a) survive the execution and delivery of this Guaranty and shall continue in effect as long as this Guaranty is outstanding, and (b) be deemed to be material and to have been relied upon by the Holders, regardless of any investigation made by the Holders or on their behalf.

      (i) Any Subsidiary of the Company which becomes a party hereto after the date hereof pursuant to Section 9.8 of the Note Purchase Agreement and a Guaranty Joinder shall be bound by all of the terms and provisions of this Guaranty, and shall be a "Guarantor" for all purposes of this Guaranty, the Note Purchase Agreement and the Notes.

      (j) Each Guarantor hereby instructs Adam B. Frankel, Senior Vice President and General Counsel of the Company and the Guarantors, and Simpson Thacher & Bartlett LLP, special counsel to the Company and the Guarantors, to deliver to each Holder the legal opinion required by Section 4.4 of the Note Purchase Agreement.

      (k) Each Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating solely to this Guaranty or the Notes. To the fullest extent permitted by applicable law, each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

      (l) Each Guarantor agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

      (m) Each Guarantor consents to process being served in any suit, action or proceeding solely by mailing a copy thereof by registered or certified or priority mail, postage prepaid, return receipt requested, or delivering a copy thereof in the manner for delivery of notices specified in SECTION 8, to the Company, as its agent for the purpose of accepting service of any process in the United States. Each Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

      (n) Nothing in this SECTION 10 shall affect the right of any Holder to serve process in any manner permitted by law, or limit any right that the Holders may have to bring proceedings against each Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

      (o) Each Guarantor hereby irrevocably appoints the Company to receive for it, and on its behalf, service of process in the United States.

      (p) The parties hereto hereby waive trial by jury in any action brought on or with respect to this Guaranty, the Notes or any other document executed in connection herewith or therewith.

      (q) Any payment on account of an amount that is payable hereunder in U.S. Dollars which is made to or for the account of any Holder in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of any Guarantor, shall constitute a discharge of the obligation of such Guarantor under this Guaranty only to the extent of the amount of U.S. Dollars which such Holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of U.S. Dollars that could be so purchased is less than the amount of U.S. Dollars originally due to such Holder, such Guarantor agrees to the fullest extent permitted by law, to indemnify and save harmless such Holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Guaranty, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such Holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order. As used herein the term "London Banking Day" shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

      (r) Time shall be of the essence hereof.

      (s) This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York.

Section 11. Indemnity

To the fullest extent of applicable law, each Guarantor shall indemnify and save each Holder harmless from and against any losses which may arise by virtue of any of the obligations hereby guaranteed being or becoming for any reason whatsoever in whole or in part void, voidable, contrary to law, invalid, ineffective or otherwise unenforceable by the Holder or any of them in accordance with its terms (all of the foregoing collectively, an "Indemnifiable Circumstance"). For greater certainty, these losses shall include without limitation all obligations hereby guaranteed which would have been payable by the Company but for the existence of an Indemnifiable Circumstance, net of any withholding or deduction of or on account of any Tax in accordance with SECTION 9 hereof; provided, however, that the extent of any Guarantor's aggregate liability under this SECTION 11 shall not at any time exceed the amount (but for any Indemnifiable Circumstance) otherwise guaranteed pursuant to SECTION 2.

                    [Signatures Appear on the Following Page]

      In Witness Whereof, each of the undersigned has caused this Guaranty to be duly executed by an authorized representative as of this _______ day of November, 2004

                                        Arkansas Louisiana & Mississippi
                                          Railroad Company


                                        By: /s/Adam B. Frankel:
                                            ------------------------------------
                                            Name:  Adam B. Frankel
                                            Title: Secretary


                                        Buffalo & Pittsburgh Railroad, Inc.


                                        By: /s/David J. Collins
                                            ------------------------------------
                                            Name:  David J. Collins
                                            Title: President


                                        Chattahoochee Industrial Railroad


                                        By: /s/Matthew O. Walsh
                                            ------------------------------------
                                            Name:  Matthew O. Walsh
                                            Title: Treasurer


                                        Commonwealth Railway, Incorporated


                                        By: /s/James W. Benz
                                            ------------------------------------
                                            Name:  James W. Benz
                                            Title: President


                                        Corpus Christi Terminal Railroad, Inc.


                                        By: /s/James W. Benz
                                            ------------------------------------
                                            Name:  James W. Benz
                                            Title: President

                                        Fordyce and Princeton R.R. Co.


                                        By: /s/Adam B. Frankel:
                                            ------------------------------------
                                            Name:  Adam B. Frankel
                                            Title: Secretary


                                        Genesee and Wyoming Railroad Company


                                        By: /s/David J. Collins
                                            ------------------------------------
                                            Name:  David J. Collins
                                            Title: President


                                        Genesee & Wyoming Railroad Services,
                                          Inc.


                                        By: /s/Adam B. Frankel:
                                            ------------------------------------
                                            Name:  Adam B. Frankel
                                            Title: President


                                        Golden Isles Terminal Railroad, Inc.


                                        By: /s/James W. Benz
                                            ------------------------------------
                                            Name:  James W. Benz
                                            Title: President

                                        GWI Canada, Inc.


                                        By: /s/Mortimer B. Fuller III
                                            ------------------------------------
                                            Name:  Mortimer B. Fuller, III
                                            Title: President


                                        GWI Leasing Corporation


                                        By: /s/Mark W. Hastings
                                            ------------------------------------
                                            Name:  Mark W. Hastings
                                            Title: President


                                        Illinois & Midland Railroad, Inc.


                                        By: /s/Spencer D. White
                                            ------------------------------------
                                            Name:  Spencer D. White
                                            Title: President


                                        Louisiana & Delta Railroad, Inc.


                                        By: /s/James W. Benz
                                            ------------------------------------
                                            Name:  James W. Benz
                                            Title: Chief Operating Officer

                                        P&L Junction Holdings, Inc.


                                        By: /s/David J. Collins
                                            ------------------------------------
                                            Name:  David J. Collins
                                            Title: President


                                        Portland & Western Railroad, Inc.


                                        By: /s/Larry Phipps
                                            ------------------------------------
                                            Name:  Larry Phipps:
                                            Title: President


                                        Rail Link, Inc.


                                        By: /s/James W. Benz
                                            ------------------------------------
                                            Name:  James W. Benz
                                            Title: President


                                        Rochester & Southern Railroad, Inc.


                                        By: /s/David J. Collins
                                            ------------------------------------
                                            Name:  David J. Collins
                                            Title: President


                                        Salt Lake City Southern Railroad
                                          Company, Inc.


                                        By: /s/Mortimer B. Fuller III
                                            ------------------------------------
                                            Name:  Mortimer B. Fuller, III
                                            Title: President

                                        Savannah Port Terminal Railroad, Inc.


                                        By: /s/James W. Benz
                                            ------------------------------------
                                            Name:  James W. Benz
                                            Title: President


                                        South Buffalo Railway Company


                                        By: /s/David J. Collins
                                            ------------------------------------
                                            Name:  David J. Collins
                                            Title: President


                                        Talleyrand Terminal Railroad Company,
                                          Inc.


                                        By: /s/James W. Benz
                                            ------------------------------------
                                            Name:  James W. Benz
                                            Title: President


                                        Utah Railway Company


                                        By: /s/Mortimer B. Fuller, III
                                            ------------------------------------
                                            Name:  Mortimer B. Fuller, III
                                            Title: President


                                        Willamette & Pacific Railroad, Inc.


                                        By: /s/Larry Phipps
                                            ------------------------------------
                                            Name:  Larry Phipps
                                            Title: President

                                        Emons Transportation Group, Inc.


                                        By: /s/Mortimer B. Fuller, III
                                            ------------------------------------
                                            Name:  Mortimer B. Fuller, III
                                            Title: President


                                        Emons Finance Corp.


                                        By: /s/Lisa M. Oakes
                                            ------------------------------------
                                            Name:  Lisa M. Oakes
                                            Title: Vice President


                                        Emons Industries, Inc.


                                        By: /s/Robert Grossman
                                            ------------------------------------
                                            Name:  Robert Grossman
                                            Title: President


                                        Emons Railroad Group, Inc.


                                        By: /s/Mortimer B. Fuller, III
                                            ------------------------------------
                                            Name:  Mortimer B. Fuller, III
                                            Title: President


                                        Maine Intermodal Transportation, Inc.


                                        By: /s/Mortimer B. Fuller, III
                                            ------------------------------------
                                            Name:  Mortimer B. Fuller, III
                                            Title: President

                                        York Rail Logistics, Inc.


                                        By: /s/James W. Benz
                                            ------------------------------------
                                            Name:  James W. Benz
                                            Title: President


                                        York Railway Company


                                        By: /s/James W. Benz
                                            ------------------------------------
                                            Name:  James W. Benz
                                            Title: President


                                        St. Lawrence & Atlantic Railroad Company


                                        By: /s/Mario Brault
                                            ------------------------------------
                                            Name:  Mario Brault
                                            Title: President


                                        SLR Leasing Corp.


                                        By: /s/Mortimer B. Fuller, III
                                            ------------------------------------
                                            Name:  Mortimer B. Fuller, III
                                            Title: President


                                        Allegheny & Eastern Railroad, LLC


                                        By: /s/David J. Collins
                                            ------------------------------------
                                            Name:  David J. Collins
                                            Title: Sole Manager and Chief
                                                   Executive Officer

                                        Pittsburg & Shawmut Railroad, LLC


                                        By: /s/David J. Collins
                                            ------------------------------------
                                            Name:  David J. Collins
                                            Title: Sales Manager and Chief
                                                   Executive Officer


                                        Maryland and Pennsylvania Railroad, LLC


                                        By: /s/James W. Benz
                                            ------------------------------------
                                            Name:  James W. Benz
                                            Title: President


                                        Yorkrail, LLC


                                        By: /s/Mortimer B. Fuller, III
                                            ------------------------------------
                                            Name:  Mortimer B. Fuller, III
                                            Title: President

                                       A-3
                                    EXHIBIT A
                             (to Guaranty Agreement)

                                GUARANTY JOINDER

                Re: $75,000,000 4.85% Series 2004-A Senior Notes,
                              Due November 1, 2011
                                       of
                             Genesee & Wyoming Inc.


      This Guaranty Joinder dated as of _________, _____ (the or this "Guaranty Joinder") is entered into [on a joint and several basis] by [each of] the undersigned __________, a ____________ corporation [and ____________, a
___________ corporation] ([which parties are hereinafter referred to individually as] an "Additional Guarantor" [and collectively as the "Additional Guarantors"]). Capitalized terms not defined herein shall have the meaning ascribed to them in the Note Purchase Agreement.


                                    RECITALS

      A. [Each] Additional Guarantor, is presently a Subsidiary of Genesee & Wyoming Inc., a Delaware corporation (the "Company").

      B. In order to raise funds to refinance existing indebtedness and for general corporate purposes, the Company has entered into the Note Purchase Agreement dated as of November 12, 2004 (the "Note Purchase Agreement") between the Company and each of the purchasers named on Schedule A attached thereto (the "Note Purchasers" or the "Holders") providing for, among other things, the issue and sale by the Company to the Note Purchasers of the Company's 4.85% Series 2004-A Senior Notes, due November 1, 2011 in the aggregate principal amount of $75,000,000 (the "Notes").

      C. As a condition precedent to their purchase of the Notes, the Note Purchasers required that certain Subsidiaries of the Company enter into the Guaranty Agreement dated as of November 12, 2004 (the "Guaranty") as security for the Notes.

      Now, therefore, as required by the Note Purchase Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, [each/the] Additional Guarantor does hereby covenant and agree, [jointly and severally,] as follows:

      In accordance with the requirements of the Guaranty, the Additional Guarantor[s] desire to amend the definition of Guarantor (as the same may have been heretofore amended) set forth in the Guaranty attached hereto so that at all times from and after the date hereof, the Additional Guarantor[s] shall be [jointly and severally] liable as set forth in the Guaranty for the obligations of the Company under the Note Purchase Agreement and Notes to the extent and in the manner set forth in the Guaranty.


                                   Exhibit A
                            (to Guaranty Agreement)

      The undersigned is the duly elected ____________ of the Additional Guarantor[s] and is duly authorized to execute and deliver this Guaranty Joinder for the benefit of all Holders of the Notes. The execution by the undersigned of this Guaranty Joinder shall evidence its consent to and acknowledgment and approval of the terms set forth herein and in the Guaranty and by such execution the Additional Guarantor[s] shall be deemed to have made the representations and warranties set forth in SECTION 5 of the Guaranty in favor of the Holders as of the date of this Guaranty Joinder.

      Upon execution of this Guaranty Joinder, the Guaranty shall be deemed to be amended as set forth above. Except as amended herein, the terms and provisions of the Guaranty are hereby ratified, confirmed and approved in all respects.

      Any and all notices, requests, certificates and other instruments (including the Notes) may refer to the Guaranty without making specific reference to this Guaranty Joinder, but nevertheless all such references shall be deemed to include this Guaranty Joinder unless the context shall otherwise require.


                                        [Name of Additional Guarantor]



                                        By
                                           -------------------------------------
                                           Its
                                               ---------------------------------

                       FORM OF OPINION OF GENERAL COUNSEL
                                 TO THE COMPANY

      The closing opinion of Adam B. Frankel, Senior Vice President and General Counsel of the Company, which is called for by SECTION 4.4 of the Note Purchase Agreement, shall be dated the date of Closing and addressed to the Purchasers, shall be satisfactory in scope and form to each Purchaser and shall be substantially to the effect that:

      1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to execute and perform the Note Purchase Agreement and to issue the Series 2004-A Notes.

      2. The Company has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary except in jurisdictions where the failure to be so qualified or licensed would not have a material adverse effect on the business of the Company.

      3. Each Subsidiary is a corporation or similar legal entity, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary except in jurisdictions where the failure to be so qualified or licensed would not have a material adverse effect on the business of such Subsidiary. All of the issued and outstanding shares of capital stock or similar equity interests of each such Subsidiary Guarantor have been duly issued, are fully paid and non-assessable and are owned by the Company, by one or more Subsidiaries, or by the Company and one or more Subsidiaries. Each Subsidiary Guarantor has the power and authority and is duly authorized to enter into and perform its obligations under the Subsidiary Guaranty.

      4. The issuance and sale of the Series 2004-A Notes by the Company, the execution, delivery and performance by the Company of the Note Purchase Agreement, and the execution, delivery and performance by each Subsidiary Guarantor of the Subsidiary Guaranty do not violate any provision of any law or other rule or regulation of any Governmental Authority applicable to the Company or any such Subsidiary Guarantor or conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any property of the Company or any such Subsidiary Guarantor pursuant to the provisions of the Articles or Certificate of Incorporation or By-laws, or such similar organizational or governing instrument, as the case may be, of the Company or such Subsidiary Guarantor or any material agreement or other instrument known to such counsel to which the Company or any such Subsidiary Guarantor is a party or by which the Company or any such Subsidiary Guarantor may be bound.

                                 EXHIBIT 4.4(a)
                          (to Note Purchase Agreement)

      5. There are no actions, suits or proceedings pending or, to the knowledge of such counsel after due inquiry, threatened against or affecting the Company or any Subsidiary in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, would have a Material Adverse Effect. To the knowledge of such counsel, neither the Company nor any Subsidiary is in default with respect to any court or governmental authority, or arbitration board or tribunal.

      The opinion of Adam B. Frankel shall cover such other matters relating to the sale of the Notes as each Purchaser may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and other officers of the Company and its Subsidiaries. The opinion of Adam B. Frankel is limited to the laws of the State of New York, the general business corporation law and the general limited liability company law of the State of Delaware and the Federal laws of the United States.

                                   E-4.4(a)-2

                       FORM OF OPINION OF SPECIAL COUNSEL
                                 TO THE COMPANY

      The closing opinion of Simpson Thacher & Bartlett LLP, special counsel to the Company, which is called for by SECTION 4.4 of the Note Purchase Agreement, shall be dated the date of Closing and addressed to the Purchasers, shall be satisfactory in scope and form to each Purchaser and shall be substantially to the effect that:

      1. The Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

      2. The Series 2004-A Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding contract of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

      3. The Subsidiary Guaranty has been duly authorized by all necessary corporate or other organizational action on the part of each Subsidiary Guarantor, has been duly executed and delivered by each Subsidiary Guarantor and constitutes the legal, valid and binding contract of each such Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

      4. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution, delivery and performance of the Note Purchase Agreement, the Series 2004-A Notes or the Subsidiary Guaranty.

      5. No registration under the Securities Act of the Series 2004-A Notes or the Subsidiary Guaranty and no qualification of an indenture under the Trust Indenture Act of 1939, as amended, is required for the offer and sale of the Series 2004-A Notes and the Subsidiary Guaranty by the Company and the Subsidiary Guarantors solely in the manner contemplated by the Memorandum and the Note Purchase Agreement.

      6. Neither the issuance of the Series 2004-A Notes nor the application of the proceeds of the sale of the Series 2004-A Notes will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto,

                                 EXHIBIT 4.4(b)
                          (to Note Purchase Agreement)
including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System.

      7. The Company is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

      The opinion of Simpson Thacher & Bartlett LLP, shall cover such other matters relating to the sale of the Notes as each Purchaser may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and other officers of the Company and its Subsidiaries. The opinion of Simpson Thacher & Bartlett LLP is limited to the laws of the State of New York, the general business corporation law and the general limited liability company law of the State of Delaware and the Federal laws of the United States.

                                   E-4.4(b)-2

                       FORM OF OPINION OF SPECIAL COUNSEL
                                TO THE PURCHASERS

      The closing opinion of Chapman and Cutler LLP, special counsel to the Purchasers, called for by SECTION 4.4 of the Note Purchase Agreement, shall be dated the date of Closing and addressed to each Purchaser, shall be satisfactory in form and substance to each Purchaser and shall be substantially to the effect that:

      1. The Company is a corporation, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and the corporate authority to execute and deliver the Note Purchase Agreement and to issue the Series 2004-A Notes.

      2. The Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

      3. The Series 2004-A Notes have been duly authorized by all necessary corporate action on the part of the Company, and the Notes being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

      4. The issuance, sale and delivery of the Series 2004-A Notes and the execution and delivery of the Subsidiary Guaranty under the circumstances contemplated by the Note Purchase Agreement and the Subsidiary Guaranty do not, under existing law, require the registration of the Series 2004-A Notes or the Subsidiary Guaranty under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

                                 EXHIBIT 4.4(c)
                          (to Note Purchase Agreement)

      The opinion of Chapman and Cutler LLP shall also state that the opinions of Adam B. Frankel, Assistant Vice President and General Counsel to the Company, and Simpson Thacher & Bartlett LLP, special counsel to the Company, are satisfactory in scope and form to Chapman and Cutler LLP and that, in their opinion, the Purchasers are justified in relying thereon. With respect to matters of fact upon which such opinion is based, Chapman and Cutler LLP may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Series 2004-A Notes.

      In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler LLP may rely, as to matters referred to in paragraph 1, solely upon an examination of the Certificate of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Delaware, the Bylaws of the Company and the general business corporation law of the State of Delaware. The opinion of Chapman and Cutler LLP is limited to the laws of the State of New York, the general business corporation law of the State of Delaware and the Federal laws of the United States.

                                   E-4.4(c)-2

                             GENESEE & WYOMING INC.

                 [NUMBER] SUPPLEMENT TO NOTE PURCHASE AGREEMENT

                       Dated as of ______________________

      Re: $____________ [_____%/Floating Rate] Series _______ Senior Notes
                            DUE _____________________

                                    EXHIBIT S
                          (to Note Purchase Agreement)

                             GENESEE & WYOMING INC.
                               66 FIELD POINT ROAD
                          GREENWICH, CONNECTICUT 06830

                                                                     Dated as of
                                                      ____________________, 20__

To the Purchaser(s) named in
Schedule A hereto

Ladies and Gentlemen:

      This [Number] Supplement to Note Purchase Agreement (the "Supplement") is between GENESEE & WYOMING INC., a Delaware corporation (the "Company"), and the institutional investors named on SCHEDULE A attached hereto (the "Purchasers").

      Reference is hereby made to that certain Note Purchase Agreement dated as of November 12, 2004 (the "Note Purchase Agreement") between the Company and the purchasers listed on SCHEDULE A thereto. All capitalized terms not otherwise defined herein shall have the same meaning as specified in the Note Purchase Agreement. Reference is further made to SECTION 2.2 of the Note Purchase Agreement which requires that, prior to the delivery of any Additional Notes, the Company and each Additional Purchaser shall execute and deliver a Supplement.

      The Company hereby agrees with the Purchaser(s) as follows:

      1. The Company has authorized the issue and sale of $__________ aggregate principal amount of its [_____%/ Floating Rate] Series ______ Senior Notes due _________, ____ (the "Series ______ Notes"). The Series ____ Notes, together with the Series 2004-A Notes [and the Series ____ Notes] initially issued pursuant to the Note Purchase Agreement [and the _________ Supplement] and each series of Additional Notes which may from time to time hereafter be issued pursuant to the provisions of SECTION 2.2 of the Note Purchase Agreement, are collectively referred to as the "Notes" (such term shall also include any such notes issued in substitution therefor pursuant to SECTION 13 of the Note Purchase Agreement). The Series _____ Notes shall be substantially in the form set out in EXHIBIT 1 hereto with such changes therefrom, if any, as may be approved by the Purchaser(s) and the Company. [ADDITIONAL PROVISIONS TO BE ADDED IF FLOATING RATE NOTES ARE TO BE ISSUED.]

      2. Subject to the terms and conditions hereof and as set forth in the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, Series _____ Notes in the principal amount set forth opposite such Purchaser's name on SCHEDULE A hereto at a price of 100% of the principal amount thereof on the closing date hereinafter mentioned.

      3. The sale and purchase of the Series ______ Notes to be purchased by each Purchaser shall occur at the offices of [Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603,] at 10:00 A.M. Chicago time, at a closing (the "Closing") on ______, ____ or on such other Business Day thereafter on or prior to _______, ____ as may be agreed upon by the Company and the Purchasers. At the Closing, the Company will deliver to each Purchaser the Series ______ Notes to be purchased by such Purchaser in the form of a single Series ______ Note (or such greater number of Series ______ Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number [__________________________] at ____________ Bank,
[Insert Bank address, ABA number for wire transfers, and any other relevant wire transfer information]. If, at the Closing, the Company shall fail to tender such Series ______ Notes to any Purchaser as provided above in this SECTION 3, or any of the conditions specified in SECTION 4 shall not have been fulfilled to any Purchaser's reasonable satisfaction, such Purchaser shall, at such Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

      4. The obligation of each Purchaser to purchase and pay for the Series ______ Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's reasonable satisfaction, prior to or at the Closing, of the conditions set forth in SECTION 4 of the Note Purchase Agreement with respect to the Series ______ Notes to be purchased at the Closing, and to the following additional conditions:

            (a) Except as supplemented, amended or superceded by the representations and warranties set forth in EXHIBIT A hereto, each of the representations and warranties of the Company set forth in SECTION 5 of the Note Purchase Agreement shall be correct in all material respects as of the date of Closing and the Company shall have delivered to each Purchaser an Officer's Certificate of the Company, dated the date of the Closing certifying that such condition has been fulfilled.

            (b) Contemporaneously with the Closing, the Company shall sell to each Purchaser, and each Purchaser shall purchase, the Series ______ Notes to be purchased by such Purchaser at the Closing as specified in SCHEDULE A.

            (c) A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Series ___ Notes.

            (d) Each Subsidiary Guarantor shall have executed and delivered a Guaranty Ratification with respect to its Subsidiary Guaranty in the form of EXHIBIT B attached hereto.

      5. [Here insert special provisions for Series ______ Notes including prepayment provisions applicable to Series ______ Notes (including Make-Whole Amount and, in the case of floating rate Notes, break amount and prepayment premium, if applicable) and closing conditions applicable to Series ______ Notes].

      6. Each Purchaser represents and warrants that the representations and warranties set forth in SECTION 6 of the Note Purchase Agreement are true and correct on the date hereof with respect to the purchase of the Series ______ Notes by such Purchaser.

      7. The Company and each Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement as fully and completely as if such Purchaser were an original signatory to the Note Purchase Agreement.

      The execution hereof shall constitute a contract between the Company and the Purchaser(s) for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                                  GENESEE & WYOMING INC.

                                                  By ___________________________

                                                     Name:______________________
                                                     Title:_____________________

Accepted as of __________, _____

                                                  [VARIATION]

                                                  By ___________________________

                                                     Name:______________________
                                                     Title:_____________________

                       INFORMATION RELATING TO PURCHASERS

NAME AND ADDRESS OF PURCHASER                                     PRINCIPAL
                                                                AMOUNT OF SERIES
                                                                ______ NOTES TO
                                                                  BE PURCHASED
[NAME OF PURCHASER]                                             $

(1)   All payments by wire transfer of
      immediately available funds to:

      with sufficient information to identify the source and application of such funds.

(2)   All notices of payments and written
      confirmations of such wire transfers:

(3)   All other communications:

                                   SCHEDULE A
                                 (to Supplement)

                          SUPPLEMENTAL REPRESENTATIONS

      The Company represents and warrants to each Purchaser that except as hereinafter set forth in this EXHIBIT A, each of the representations and warranties set forth in SECTION 5 of the Note Purchase Agreement is true and correct in all material respects as of the date hereof with respect to the Series ______ Notes with the same force and effect as if each reference to "Series 2004-A Notes" set forth therein was modified to refer the "Series ______ Notes" and each reference to "this Agreement" therein was modified to refer to the Note Purchase Agreement as supplemented by the _______ Supplement. The Section references hereinafter set forth correspond to the similar sections of the Note Purchase Agreement which are supplemented hereby:

      Section 5.3. Disclosure. The Company, through its agent, [Banc of America Securities LLC] has delivered to each Purchaser a copy of a Private Placement Memorandum, dated ____________ (the "Memorandum"), relating to the transactions contemplated by the ______ Supplement. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Restricted Subsidiaries. The Note Purchase Agreement, the Memorandum, the documents, certificates or other writings delivered to each Purchaser by or on behalf of the Company in connection with the transactions contemplated by the Note Purchase Agreement and the _______ Supplement and the financial statements listed in SCHEDULE 5.5 to the _____ Supplement, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since ____________, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Restricted Subsidiary except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to each Purchaser by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

      Section 5.4. Organization and Ownership of Shares of Subsidiaries. (a)
SCHEDULE 5.4 to the ______ Supplement contains (except as noted therein) complete and correct lists of the Company's Restricted and Unrestricted Subsidiaries, and showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary. The Company's Material Affiliates (other than Subsidiaries) and the Company's senior officers and directors are set forth in Section ____ of the Memorandum.

      Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Series __ Notes or the Subsidiary Guaranty or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than [______] other Institutional Investors, each of which has been offered the Series ______ Notes and the Subsidiary Guaranty at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of

                                    EXHIBIT A
                                 (to Supplement)
the Notes or the Subsidiary Guaranty to the registration requirements of Section 5 of the Securities Act.

      Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Series ______ Notes to ______________________________ and for general corporate purposes. No part of the proceeds from the sale of the Series ______ Notes pursuant to the _____ Supplement will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 2% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 2% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

      Section 5.15. Existing Debt; Future Liens. (a) Schedule 5.15 to the _________ Supplement sets forth a complete and correct list of all outstanding Debt of the Company and its Restricted Subsidiaries as of _____________, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Restricted Subsidiaries. Neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Restricted Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

[Add any additional Sections as appropriate at the time the Series ______ Notes are issued]

                              GUARANTY RATIFICATION

To the Purchasers Named on the
 Attached Schedule I Hereto

      Re:   $_____________ _____% Series _____ Senior Notes
                (the "Series ___ Notes") due ________ __, ____of
                             Genesee & Wyoming Inc.

Ladies and Gentlemen:

      Reference is made to the ______ Supplement to the Note Purchase Agreement dated as of _________ __, 20__ (the "____ Supplement") to be entered into by and among Genesee & Wyoming, Inc., a Delaware corporation (the "Company") and the institutional investors named on Schedule I attached hereto (the "Purchasers"). All terms used and not otherwise defined herein shall have the respective meanings assigned thereto in the _______ Supplement.

      As an inducement to your purchase of the Series ___ Notes referred to above, the undersigned does hereby ratify and reaffirm that the payment of all principal, interest, Make-Whole Amount and all other amounts becoming due from time to time on the Series ___ Notes are absolutely and unconditionally guaranteed by the undersigned as provided for by the Subsidiary Guaranty and the undersigned hereby certifies that the Subsidiary Guaranty is unmodified and remains in full force and effect.

      This Guaranty Ratification is furnished for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the undersigned, and the undersigned understands and intends that the Purchasers will rely on the foregoing and that the undersigned will be legally bound by the foregoing. This Guaranty Ratification shall inure to the benefit of the Purchasers and their respective successors and assigns.

      IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty Ratification as of __________ __, 20__, pursuant to proper authority duly granted.

                                                    [SUBSIDIARY GUARANTOR]

                                                     By: _______________________
                                                         Its

                                    EXHIBIT B
                                 (to Supplement)

                                   SCHEDULE I

[Purchasers]

                          [FORM OF SERIES ______ NOTE]

                             GENESEE & WYOMING INC.

                ___% SERIES ______ SENIOR NOTE DUE ______________

No. [_________]                                                           [Date]
$[____________]                                               PPN [____________]

      FOR VALUE RECEIVED, the undersigned, Genesee & Wyoming Inc., a Delaware corporation (herein called the "Company"), a corporation organized and existing under the laws of the State of ____________, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on _______________, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of ____% per annum from the date hereof, payable semi-annually, on the _____ day of ______ and ______ in each year, commencing on the first of such dates after the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate equal to [coupon + 2%] per annum.

      Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at ______________________, in ______________________, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

      This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Supplement, dated ___________, to the Note Purchase Agreement dated as of November 12, 2004 (as from time to time amended, supplemented or modified, the "Note Purchase Agreement"), between the Company, the Purchasers named therein and Additional Purchasers of Notes from time to time issued pursuant to any Supplement to the Note Purchase Agreement. This Note and the holder hereof are entitled equally and ratably with the holders of all other Notes of all series from time to time outstanding under the Note Purchase Agreement to all the benefits provided for thereby or referred to therein. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in SECTION 20 of the Note Purchase Agreement and (ii) to have made the representations set forth in SECTIONS 6.1 and 6.3 of the Note Purchase Agreement.

      This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney

                                    EXHIBIT 1
                                 (to Supplement)
duly authorized in writing, a new Note of the same series for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

      [The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.] [This Note is not subject to regularly scheduled prepayments of principal.] This Note is [also] subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

      Pursuant to the Subsidiary Guaranty Agreement dated as of November 12, 2004 (as amended or modified from time to time, the "Subsidiary Guaranty"), certain Subsidiaries of the Company have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and the performance by the Company of its obligations contained in the Note Purchase Agreement all as more fully set forth in said Subsidiary Guaranty.

      If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

      This Note shall be construed and enforced in accordance with, and the rights of the issuer and the holder hereof shall be governed by, the law of the State of New York.

                                                     GENESEE & WYOMING INC.

                                                     By
                                                        Name:___________________
                                                        Title:__________________

                                     E-1-2